SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TENNANT COMPANY
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Tennant Company
701 N. Lilac Drive
Minneapolis, Minnesota 55422

March 15, 2016

Dear Shareholder,

I am pleased to invite you to join me, our Board of Directors and senior management team at the 2016 Annual Meeting of Shareholders of Tennant Company to be held on Wednesday, April 27, at 10:30 a.m. (CDT) at the Golden Valley Country Club in Golden Valley, Minnesota.
The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have chosen to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our shareholders’ access to important information about Tennant.
While I hope you can join me in Golden Valley, whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting. We encourage you to read the Proxy Statement and vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet as promptly as possible, or you may request a paper proxy card, which will include a reply envelope, to submit your vote by mail and instructions for voting by telephone.
We appreciate your continued confidence in Tennant and look forward to seeing you at the meeting.

Sincerely,

H. Chris Killingstad
President and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:30 a.m. Central Daylight Time Wednesday, April 27, 2016

Place:	Golden Valley Country Club 7001 Golden Valley Road Golden Valley, Minnesota 55427

Items of Business:	(1) Elect three directors to a three-year term, such that the total number of directors is nine;

(2) Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2016; and

(3) Advisory approval of executive compensation.

Who May Vote:	You may vote if you were a shareholder of record as of the close of business on February 26, 2016.

Proxy Voting:
It is important that your shares are voted, whether or not you attend the meeting. Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, by voting over the Internet as promptly as possible. You may also follow the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or request a paper proxy card, which will include a reply envelope, to submit your vote by mail. Your prompt response will help reduce solicitation costs incurred by us.

March 15, 2016	Heidi M. Wilson, Secretary

TENNANT COMPANY PROXY STATEMENT
Why did I receive a Notice of Internet Availability of Proxy Materials?
Tennant Company (“we,” “us,” “our,” “the Company”), on behalf of our Board of Directors (“Board”), is supplying this Proxy Statement in order to obtain your Proxy vote in connection with the Annual Meeting of Shareholders.
The Annual Meeting will be held at the Golden Valley Country Club, 7001 Golden Valley Road, Golden Valley, Minnesota, on Wednesday, April 27, 2016, at 10:30 a.m. Central Daylight Time.
The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 15, 2016.
How do I access the proxy materials?
Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our shareholders.
If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote, on the Internet.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What is a Proxy?
The Proxy serves as a ballot for elections to our Board, as well as listing information about any other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting in person.

Who is entitled to vote?
You may vote if you owned shares of our Common Stock as of the close of business on February 26, 2016. As of February 26, 2016, there were 17,693,089 shares of Common Stock outstanding, each entitled to one vote.
How do I vote?
You may vote in one of four ways:
1.    By Internet
You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 26, 2016. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your Proxy Card, in hand and the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.
2.    By Phone
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Then you may call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on April 26, 2016. Have your Proxy Card in hand when calling. You will need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.
3.    By Mail
Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Mark, sign and date your Proxy Card and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4.    In person at the Annual Meeting
All shareholders may vote in person at the Annual Meeting. Paper ballots will be available for voting at the meeting. See below for instructions on voting in person if your shares are held through a third party.
What happens if my shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization?
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.
As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.
Can my broker vote my shares on my behalf without receiving voting instructions from me?
The election of directors and the advisory approval of executive compensation will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on these matters, your broker or other nominee will not be able to vote your shares on these matters.
Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.
What happens if my shares are held in the Tennant Company Retirement Savings Plan?
If your shares are held in the Tennant Company Retirement Savings Plan (“Savings Plan”), your vote will be communicated to the Trustee who will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions. Your Proxy Card includes shares you hold in the Savings Plan. To be effective, your voting instructions must be received by the Trustee by April 22, 2016.

Shares held in the Savings Plan may not be voted in person.
Can the Trustee vote my shares on my behalf without receiving voting instructions from me?
The Trustee will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions timely. You should vote your shares by following the instructions described above and set forth on your Proxy Card.
How is my Proxy voted?
Shares represented by Proxy will be voted in the following manner:

•	As specified by the Proxy; or

•
Where a Proxy is submitted, but no specification is given, shares will be voted as the Board recommends, which is that you vote FOR each of the nominees listed in Item 1 (election of directors), FOR Item 2 (ratification of independent registered public accounting firm) and FOR Item 3 (advisory approval of executive compensation).

Why should I vote?
Your vote is important! It ensures that your ownership interests are represented even if you are unable to attend the Annual Meeting in person. A promptly voted Proxy will save us additional solicitation expense.
May I revoke my Proxy or change my vote?
Proxies may be revoked at any time before being voted at the Annual Meeting. The Proxy may be revoked or changed only by use of the following methods:

•	Sending a signed, written notice of revocation, dated later than the Proxy, to the attention of the Secretary at the Company’s address listed on page 3 of this Proxy Statement;

•	Sending a signed Proxy, dated later than the prior Proxy, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717;

•	Voting again by telephone or on the Internet prior to the Annual Meeting; or

•	Attending the Annual Meeting, revoking your Proxy and voting in person. Your attendance at the Annual Meeting will not revoke your Proxy unless you revoke your Proxy.

For shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, or in the Savings Plan, see restrictions described above.
How many votes are needed to hold the Annual Meeting?
The meeting can take place when holders of a majority of the outstanding shares of common stock, either in person or by Proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.
What is a broker non-vote?
Broker non-votes are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
How many votes are needed to elect directors?
As established by Minnesota Statute 302A.215, the affirmative vote of a plurality of outstanding shares of common stock present and entitled to vote is required to elect each director nominated. The director nominees with the most votes will be elected. If you (or a broker), either in person or by Proxy, withhold your vote or do not give authority to vote for a director, your shares will not be voted in favor of such director nominee.
How many votes are needed to ratify KPMG as the independent registered public accounting firm for our Company?
The affirmative vote of the holders of a majority of outstanding shares of common stock present and entitled to vote is required to ratify the appointment of KPMG as our independent registered public accounting firm (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares). For this purpose, a shareholder voting through a Proxy who abstains with respect to ratification of KPMG is considered to be present and entitled to vote, and is in effect a negative vote; however, broker non-votes will not be counted as votes on this matter and will have no effect.

How many votes are needed to approve the advisory approval of executive compensation?
The approval on this matter is advisory and not binding on the Company. The Company will consider shareholders to have approved our executive compensation if the number of votes cast FOR this proposal exceed the number of votes cast AGAINST it. For this purpose, a shareholder who abstains with respect to this proposal and any broker non-votes on this proposal will have no effect.
Who will pay the cost of this Proxy solicitation?
We will bear the cost of solicitation. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Proxy materials to beneficial owners of shares.
What address should I use for correspondence with the Company?
Our principal executive office is located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota, 55440-1452.

BOARD OF DIRECTORS INFORMATION, QUALIFICATIONS, EXPERIENCE AND TENURE

Directors with terms expiring at the Annual Meeting are William F. Austen, H. Chris Killingstad and James T. Hale. In accordance with the retirement policy in our Corporate Governance Principles which state that a director may not be nominated to a new term if he or she would be age 73 or older at the time of election, James T. Hale (who is 75 years old) will be retiring from the Board and will not be standing for election at the Annual Meeting. On February 17, 2016, the Board of Directors appointed David Windley as a director to replace Mr. Hale. As such, Mr. Windley is standing for election as a Class III Director at the Annual Meeting.

Director Nominees for Terms Expiring in 2019 (Class III Directors):

	WILLIAM F. AUSTEN, 57	Director Since 2007
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President, Chief Executive Officer and member of the Board of Directors for Bemis Company, Inc., a global flexible packaging company, since August 2014. Executive Vice President and Chief Operating Officer for Bemis from November 2013 to August 2014. Group President for Bemis from May 2012 to October 2013. Vice President, Operations, for Bemis from 2004 to April 2012.

	•	President and Chief Executive Officer for Morgan Adhesives Company from 2000 - 2004.
	•	Held various positions with General Electric Company from 1980 - 2000, culminating in General Manager, Switch Gear Business.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Austen brings a broad strategic perspective as the top leader at Bemis Company where he serves as President and Chief Executive Officer. He is a talented leader in global manufacturing and operations with experience in global mergers, acquisitions and business integration. This experience is relevant to our business due to our international operations and growth initiatives.

	H. CHRIS KILLINGSTAD, 60	Director Since 2005
	•	President and Chief Executive Officer for Tennant Company since 2005.
	•	Vice President, North America, for Tennant from 2002 - 2005.
	•	Held various senior management positions with The Pillsbury Company, including Senior Vice President and General Manager, from 1990 - 2002.
	•	International Business Development Manager for PepsiCo Inc. from 1982 - 1990.
	•	Financial Manager for General Electric from 1978 - 1980.

Qualifications:
Mr. Killingstad, our President and CEO, through his work with General Electric, PepsiCo Inc. and The Pillsbury Company, as well as with the Company, has led global expansion and turnaround efforts and has developed expertise in the areas of product innovation, brand marketing and building strong leadership teams. He has also developed and grown start-up enterprises within a corporate environment, a skill that he is applying to our water-based and other sustainable cleaning technologies business expansion.

	DAVID WINDLEY, 52	Director Since 2016
	•	President for IQTalent Partners, a professional services firm focused on talent acquisition, since September 2014.
	•	Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014.
	•	Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc., a guide focused on making users' digital habits inspiring and entertaining from December 2006 to September 2012.
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General Manager, Human Resources, for Microsoft Corporation, a technology company whose mission is to empower every person and every organization on the planet to achieve more, from December 2003 to December 2006.

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Vice President Human Resources, Business Units, for Intuit Inc., a software company that develops financial and tax preparation software and related services for small businesses, accountants and individuals, from December 2001 to December 2003.

	•	Held various positions with Silicon Graphics, Inc., a manufacturer of high-performance computing solutions, from 1991 to 2001, culminating in Vice President, Human Resources.
	•	Member of the Compensation and Executive Committees.
Qualifications:
Mr. Windley has extensive global human resources management, succession planning and executive compensation expertise from his executive roles with IQTalent Partners, Fusion-io, Inc., Yahoo! Inc. and Microsoft Corporation. His experience with leading technologies will be particularly valuable as we expand how we use digital technology in our products and in our go-to-market initiatives.

First time nomination for election by shareholders:
This is the first time that Mr. Windley has been nominated for election by shareholders. In 2015, the Board retained a search firm to assist in the identification of candidates with expertise in human resources, executive compensation and executive development/succession, and Mr. Windley was identified through that search. After a review of the candidates identified, on February 17, 2016, the Board, upon recommendation of the Governance Committee, appointed Mr. Windley as a member of our Board.

Directors Whose Terms Expire in 2017 (Class I Directors):

	CAROL S. EICHER, 57	Director Since 2008
	•	Chief Executive Officer of Innocor Inc., a designer and manufacturer of home furnishings, since May 2014.
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Business President for Coating Materials and Building and Construction for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials, agricultural and other specialized products and services from September 2012 to July 2013. Business Group Vice President for Building and Construction for Dow Chemical from August 2010 to August 2012. Business Director, Performance Monomers, for Dow Chemical from April 2009 to July 2010.

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Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry acquired by Dow Chemical in 2009, from 2003 to July 2010. General Manager, Americas & Europe, Electronics, Organic Specialties, for Rohm and Haas from 2001 - 2003. Business Director, Organic Specialties, for Rohm and Haas from 2000 - 2001.

	•	Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992 - 2000.
	•	Held various management positions with E.I. DuPont de Nemours and Company, Inc., from 1979 - 1992.
	•	Chair of the Governance Committee, member of the Audit and Executive Committees.

Qualifications:
Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at Innocor Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In these positions she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in Brazil, China and other developing countries.

	DONAL L. MULLIGAN, 55	Director Since 2009
	•	Executive Vice President and Chief Financial Officer for General Mills, Inc., one of the world’s largest food companies, since 2007.
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Held various executive positions with General Mills from 2001 - 2007, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology and Vice President and Treasurer.

	•	Served as Chief Financial Officer, International, for The Pillsbury Company from 1999 - 2001.
	•	Held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas, Finance Director, Asia, and Finance Director, Canada, from 1987 - 1998.
	•	Chair of the Audit Committee, member of the Compensation and Executive Committees.

Qualifications:
Mr. Mulligan is the Executive Vice President and Chief Financial Officer for General Mills, Inc. He was selected by the Board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but also because of his knowledge in developing, marketing and branding innovative products, which is particularly relevant to our business, which involves the regular introduction of new and innovative products to the market.

	STEPHEN G. SHANK, 72	Director Since 2000 Lead Director Since 2009
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Retired Chief Executive Officer and Chair of the Board for Capella Education Company, an accredited online university offering undergraduate and graduate degree programs; current member of Board of Directors of Capella.

	•	Chair for Capella from 1993 to February 2010. CEO for Capella from 1993 to March 2009.
	•	Chairman and Chief Executive Officer for Tonka Corporation from 1979 - 1991, and General Counsel from 1974 - 1978.
	•	Practiced law at Dorsey & Whitney LLP from 1972 - 1974.
	•	Lead Director, Chair of the Compensation and Executive Committees, member of the Governance Committee.

Qualifications:
Mr. Shank has a unique background and skills that qualify him not only to be on the Board, but to serve in the role of Lead Director. He was a corporate lawyer with Dorsey & Whitney LLP, a well-recognized Minneapolis law firm, served as General Counsel and then became the CEO of Tonka Corporation, and developed and took public one of the first successful accredited online universities, Capella Education Company. He has retired as CEO and Chair of Capella but continues to serve on Capella’s board. He is able to devote considerable attention to our Company matters and brings a visionary yet disciplined approach to our business.

Directors Whose Terms Expire in 2018 (Class II Directors):

	AZITA ARVANI, 53	Director Since 2012
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Head of Innovation Partnering & Ecosystem Ventures for Nokia Networks (formerly known as Nokia Siemens Networks), a mobile broadband company, since July 2015. Head of Innovation Partnering for Nokia Networks from September 2014 to July 2015. Head of Partnering and Alliances for Nokia Solutions and Networks from September 2012 to August 2014. Head of Innovation Strategy for Nokia Siemens from September 2011 to August 2012.

	•	Principal and Founder of Arvani Group Inc., a boutique business consulting firm specializing in the mobile and wireless industry, from 2002 - 2011.
	•	Vice President, Business Development and Strategy, for ActiveSky, provider of an online mobile multimedia application development and distribution platform, from 2000 - 2001.
	•	Held various senior technical and business positions, including Director, Corporate Business Strategy, for Xerox Corporation, a business process and document management company, from 1996 - 2000.
	•	Member of the Compensation, Governance and Executive Committees.

Qualifications:
Ms. Arvani, through her work with Nokia Networks, brings extensive experience in disruptive technologies. As a consultant and executive leader, she has helped a diverse set of companies develop and commercialize game-changing technologies. Her experience in new technologies is particularly valuable as we evolve our Orbio® water-based and other sustainable cleaning technologies.

	STEVEN A. SONNENBERG, 63	Director Since 2005
	•	Executive Vice President, Emerson Electric Company, and President for Emerson Process Management, a worldwide technology and engineering company, since October 2008.
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President for Rosemount, Inc., a business unit of Emerson Electric Company, from 2002 to October 2008. Held various positions with Rosemount and Emerson, including General Manager for Rosemount China and President for Emerson Process Management Asia Pacific, from 1992 - 2002.

	•	Member of the Compensation, Governance and Executive Committees.
Qualifications:
Mr. Sonnenberg is an expert in global sales, operations and expansion. His leadership roles with Emerson Electric Company and its various divisions have helped him acquire a specific expertise in process improvement, grounded in systems and metrics that is critical to successful, scalable growth and expansion, which applies directly to our process improvement and growth initiatives. His experience with global acquisitions, joint ventures and expertise in emerging markets is also very valuable as we grow our global business.

	DAVID S. WICHMANN, 53	Director Since 2009
	•	President and Chief Financial Officer for UnitedHealth Group Incorporated, a diversified health and well-being company, since November 2014.
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Held various executive positions with UnitedHealth Group since 1998, including President, Operations and Technology, President, Commercial Market Group, President and Chief Operating Officer, UnitedHealthcare, President and Chief Executive Officer, Specialized Care Services, and Senior Vice President, Corporate Development.

	•	Partner, Arthur Andersen, from 1995 - 1998.
	•	Chief Financial Officer for Advance Machine Company from 1992 - 1994.
	•	Member of the Audit, Compensation and Executive Committees.

Qualifications:
Mr. Wichmann was selected by the Board for his global financial and operations expertise. In addition to being a seasoned senior executive with UnitedHealth Group Incorporated, he has experience across multiple businesses through his early consulting practice with Arthur Andersen and as Chief Financial Officer of a company in the same business segment as our Company. His understanding of business processes, finance, accounting and internal controls adds further discipline to our growth initiatives.

Board Tenure of Directors

Our Governance Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the successes achieved and challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. Tenure of our directors is as follows:

Tenure on Board	Number of Directors Serving After Annual Meeting
10+ years	3
5-9 years	4
Less than 5 years	2

Meeting Attendance
During 2015, our Board met on four occasions. All directors attended at least 75% of Board and respective Committee meetings on which they serve.
As set forth in our Corporate Governance Principles, all members of our Board are encouraged to attend the annual meetings of shareholders. All then serving directors attended the 2015 Annual Meeting of Shareholders.
Director Independence
Our Board uses criteria established by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the Board members meet the applicable criteria. Our Board has determined that Mmes. Arvani and Eicher and Messrs. Austen, Hale, Mulligan, Shank, Sonnenberg, Wichmann and Windley are independent based on the standards referred to above.
The only relationships that exist between our directors and our Company or management are ordinary course of business commercial transactions involving the purchase of the Company’s products and product maintenance services by companies that employ certain of our directors or our purchase of products and services from companies that employ certain of our directors. These transactions were considered by our Board in determining the independence of our directors.
For 2015, the Board considered the fact that the following non-management directors are affiliated with entities that purchased goods and/or product maintenance services from us as follows: (i) Mr. Austen’s employer, Bemis Company, Inc., or its affiliates, in the approximate amount of $22,100; (ii) Ms. Eicher's employer, Innocor Inc., in the approximate amount of $11,000; (iii) Mr. Mulligan’s employer, General Mills, Inc., or its affiliates, in the approximate amount of $224,100; and (iv) Mr. Sonnenberg’s employer, Emerson Electric Company, or its affiliates, in the approximate amount of $108,600; such amounts were less than 2% of our and their respective employer’s gross revenues (which, in each case, are greater than $1 million) for the year.
Based on the relevant facts and circumstances, Ms. Eicher and Messrs. Austen, Mulligan and Sonnenberg do not have a material interest in these ordinary course of business transactions.

In addition, one of our non-management directors is affiliated with an entity that has a business relationship with us where we purchase goods. The Board also considered that the Company has purchased various machine parts from subsidiaries of Emerson Electric Company, Mr. Sonnenberg’s employer, in the approximate amount of $170,300.
Based on the relevant facts and circumstances, Mr. Sonnenberg does not have a material interest in these ordinary course of business commercial transactions. In addition, the amount we paid to Emerson subsidiaries in 2015 was less than 2% of its gross revenues (which are greater than $1 million).
The Board was provided with this information and concluded that none of the relationships interfere with the independence of these directors or present a conflict of interest.
Board Leadership Structure
Our Board has four standing committees: Audit, Compensation, Governance and Executive. Each of the Board committees is comprised solely of independent directors with each committee having its own chair.
Our President and Chief Executive Officer (“CEO”), Mr. Killingstad, is a member of our Board. However, as was the case with his predecessor, he does not serve as Chair of the Board. He works closely with our Lead Director to set and approve the agenda of the Board meetings, to ensure that there is an appropriate flow of information to the Board, and to make sure that management properly and adequately addresses matters of interest to the Board.
Mr. Killingstad conducts the actual Board meetings but our Lead Director conducts the meetings of the Executive Committee of the Board, which consists of all non-management directors. Currently, the positions of Lead Director and Chair of the Executive Committee are combined.
Our Board initially appointed Stephen Shank, Chair of the Executive Committee, as Lead Director in August 2009. Our Board’s criterion for Lead Director is that he or she must be an independent director appointed by the Board and elected by a majority of the full Board.
The role of the Lead Director is to provide independent leadership to our Board, act as a liaison between the non-management directors and the Company and ensure that our Board operates independently of management.
The Lead Director is appointed for a one-year term and may serve successive terms, but our Board retains the right to remove or replace the Lead Director in its discretion. The person serving as Chair of the Executive Committee shall typically also be the Lead Director, unless our Board decides otherwise.
The principal responsibilities assigned to the Lead Director include:

•	Chairing the Board in the absence of our CEO;

•	Organizing and presiding over all executive sessions of our Board;

•	Serving as liaison between the non-management members of the Board and our CEO;

•	In concert with our CEO and other directors, setting and approving the agenda for Board meetings, including approval of schedules to assure sufficient time for discussion of all agenda items;

•	In concert with our CEO and committee chairs, ensuring the appropriate flow of information to the Board and reviewing the adequacy and timing of materials provided to the Board;

•	Communicating to management as appropriate the results of private discussions among independent directors;

•	Holding one-on-one discussions with individual directors where requested by the directors or the Board;

•	Ensuring his or her availability for consultation and direct communication with major shareholders, if requested by such shareholders; and

•	Carrying out other duties as requested by our Board.
Our Board has chosen this leadership structure because it believes that it fosters good communication between management and the Board, provides strong independent leadership to oversee and challenge management and provides the optimal level of Board involvement in strategic decision making and risk oversight.
Board’s Role in Risk Oversight
General
Our Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. The agendas for our Board and Committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our operations, strategies and compensation plans.

Our Board meets in executive session at the beginning of and/or after the end of each regularly scheduled Board meeting. The executive sessions are used to assist our Board in carrying out its duties, including risk oversight. We believe that the process followed by our independent directors and led by our Lead Director provides an appropriate level of risk oversight by the Board.
Annual Risk Assessment Process
We conduct an annual enterprise-wide risk assessment. A formal report is delivered to our Audit Committee and to our Board each December. Risk assessment updates are provided at each regularly scheduled quarterly Audit Committee meeting and more frequently if requested by a Committee, our Board or recommended by management.
The objectives for the risk assessment process include (i) facilitating the NYSE governance requirement that our Audit Committee discuss policies around risk assessment and risk management, (ii) developing and addressing a defined list of key risks to be shared with our Audit Committee, Board and management, (iii) reviewing management’s risk mitigation efforts, (iv) determining whether there are risks that require additional or higher priority mitigation efforts, (v) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (vi) guiding the development of the next year’s audit plans.
The risk assessment process is conducted by our outsourced internal auditor and through members of an internal risk committee (“Risk Committee”) consisting of senior level staff from the legal, finance and risk departments. Together they (i) review our enterprise risk assessment process, (ii) conduct a detailed enterprise risk assessment, including a survey of key department and functional leaders from all geographies, (iii) communicate the results of the risk assessment, (iv) evaluate management’s past mitigation efforts, and (v) assess management’s preparedness to address the identified risks and recommend risk mitigation activities.
The process links the risk areas with our strategies, objectives and entity-level controls where senior management and global employees participate in risk identification, ranking and assessment of management preparedness to address identified risks. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with management. Any identified risks are prioritized based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence, after taking into account management's preparedness.
Non-Ordinary Course Expenditure Policy
To monitor transactions that could potentially expose us to risk, our Board has a formal delegation of authority policy for non-ordinary course expenditures which specifies areas for which Board review and approval are required.
Compensation Risk Review
Annually, our Compensation Committee reviews and discusses our executive and non-executive employee compensation policies, practices and designs regarding the appropriateness of the level of enterprise risk associated with our short-term and long-term incentive compensation plans and sales commission and incentive plans (collectively, “plans”). To assess whether the plans encourage unnecessary or excessive risk taking, the Compensation Committee considers the plan design philosophy, how the incentives are likely to impact employee behavior, the appropriateness of the plan metrics and what checks and balances exist to mitigate risks for inappropriate or fraudulent behavior.
In February 2016, management presented our Compensation Committee with its analysis of the risks associated with our compensation plans and with its conclusion that our compensation plans, practices and designs are not reasonably likely to have a material adverse effect on us. Our Compensation Committee discussed this conclusion with management.
Regarding the executive plans, the Compensation Committee considered that the compensation plans mitigate unnecessary risk taking in both design and by the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the performance goals related directly to the business plan are approved by the Board, and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creations, with a particular emphasis on longer-term value creation for our executives.
Board Committees
As mentioned above, we have four standing committees of our Board: Audit, Compensation, Governance and Executive. Membership on these committees is limited to independent directors.

Audit Committee
Our Audit Committee is comprised of Donal L. Mulligan (Chair), William F. Austen, Carol S. Eicher and David S. Wichmann.
Our Board uses the listing standards of the NYSE to determine whether our Audit Committee members possess the requisite financial literacy to serve on the Committee. Our Board has determined that all Audit Committee members are financially literate and independent.
At least one member of our Audit Committee must have accounting or related financial management expertise as required by NYSE rules. Our Audit Committee endeavors to have at all times a member who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.
Our Board has determined that Messrs. Mulligan and Wichmann, each with extensive experience in financial management and Mr. Wichmann being a certified public accountant, satisfy the requirements of an “audit committee financial expert” and that their expertise has been acquired through training and relevant experience.
Our Audit Committee operates under a written charter adopted by our Board, which was most recently amended on February 17, 2016. Our Audit Committee is required to meet no less than four times throughout the year and in 2015 met on ten occasions.
The primary functions of our Audit Committee are to oversee:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications, independence and performance;

•	The performance of our internal audit function;

•	Our system of internal controls over financial reporting;

•	Our risk assessment and management policies; and

•	Significant financial matters.
Compensation Committee
Our Compensation Committee is comprised of Stephen G. Shank (Chair), Azita Arvani, William F. Austen, James T. Hale, Donal L. Mulligan, Steven A. Sonnenberg, David S. Wichmann and, as of February 17, 2016, David Windley, all of whom meet the criteria for independence under the NYSE listing standards, Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
Our Compensation Committee operates under a written charter adopted by our Board, which was most recently amended on August 14, 2013. Our Compensation Committee is required to meet no less than two times throughout the year and in 2015 met on three occasions.
The primary functions of our Compensation Committee are to assist us in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies. Specifically, our Compensation Committee has established a total compensation policy that:

•	Supports our overall strategy and objectives;

•	Attracts and retains key executive officers;

•	Links total compensation to financial performance and the attainment of strategic objectives;

•	Provides competitive total compensation opportunities at a reasonable cost while enhancing short-term and long-term shareholder value creation;

•	Does not incent risk-taking behavior that would be likely to have a material adverse effect on our Company; and

•	Provides transparency consistent with good corporate governance practices.
Our Compensation Committee sets the compensation for our executive officers and evaluates their compensation against performance goals and objectives. The Committee also reviews management’s process for assessing whether incentive compensation plans for both executive and non-executive employees are likely to have a material adverse effect on our Company.
In addition, the Committee recommends pay levels for non-management directors for approval by our full Board. Given the inherent conflict of directors setting their own pay levels, these recommendations take into consideration external market information, primarily in the form of competitive market data, received from Aon Hewitt (“Hewitt”), the Company’s independent compensation consultant.
Use of Outside Compensation Consultants
Our Compensation Committee engages outside compensation consultants to assist it in the performance of its duties.
In August of 2015, the Committee retained Hewitt to advise it on 2016 executive officer and non-management director compensation. It selected Hewitt because it has one of the world’s largest global executive compensation operations and provides executive compensation expertise in the areas of tax, regulatory compliance, corporate governance, plan design and competitive intelligence regarding compensation plans and comparative metrics. Hewitt’s services for 2016 are expected to be substantially similar to what they provided in 2015, namely (i) making recommendations regarding the form and amounts of executive officer and non-management director compensation, (ii) providing market and performance data as a backdrop to the Committee’s decisions regarding executive officer and non-management director compensation, and (iii) advising the Committee as to best practices and recent legal, governance and regulatory considerations regarding executive officer and non-management director compensation. Hewitt has performed services for our Compensation Committee since 2008.
Hewitt reports directly to our Compensation Committee and works collaboratively, as directed by the Chair of the Committee, with management. Our Compensation Committee annually evaluates Hewitt’s ability to provide independent advice and has concluded that Hewitt was independent with regard to the services it provided to the Committee in 2015 because (i) it reported directly to the Committee, (ii) the Committee could solicit advice and consultation without management’s direct involvement and (iii) all of the services performed by Hewitt in 2015 were at the request of the Committee.
In addition, our Compensation Committee assessed Hewitt’s independence pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent Hewitt from independently advising the Compensation Committee.
Our Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from the Committee’s retained outside compensation consultant for non-executive compensation matters. Specifically, the Committee determined that if management desires to use the consultant to provide any advice on non-executive compensation matters, the consultant shall contact the Chair and inform the Chair of such request for non-executive compensation services.
The Committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The Chair is required to inform the Committee of any such request or approval granted no later than at the next scheduled meeting of the Compensation Committee.
The outside consultant, no less than annually, must provide a summary to the Committee describing any non-executive compensation services provided to our Company. No such services were provided in 2015.
Additional information about the role of the compensation consultant is set forth below under “Compensation Discussion and Analysis, Compensation Determination Process.”
Governance Committee
Our Governance Committee is comprised of Carol S. Eicher (Chair), Azita Arvani, James T. Hale, Stephen G. Shank and Steven A. Sonnenberg.
Our Governance Committee operates under a written charter adopted by our Board, which was last amended on February 18, 2004. Our Governance Committee does not have a required number of meetings. In 2015, our Governance Committee met on three occasions.
The primary purpose of our Governance Committee is to:

•	Assist our Board in identifying individuals qualified to become Board members;

•	Determine the composition of our Board and its Committees;

•	Lead our Board in its annual review of the Board’s performance and coordinate its peer review process;

•	Regularly review and, when applicable, recommend to our Board changes to our Corporate Governance Principles, Articles of Incorporation, By-Laws and Board committee charters; and

•	Assist our Board in understanding and complying with new corporate governance laws, regulations and policies affecting our Company.
Executive Committee
Our Executive Committee is comprised of Stephen G. Shank (Chair), Azita Arvani, William F. Austen, Carol S. Eicher, James T. Hale, Donal L. Mulligan, Steven A. Sonnenberg, David S. Wichmann and, as of February 17, 2016, David Windley, constituting all of the independent, non-management directors. Mr. Shank, as Chair of the Executive Committee and Lead Director, presides at the Executive Committee meetings.
Our Executive Committee operates under a written charter adopted by our Board which was last amended on February 18, 2004. Our Executive Committee is to meet no less than four times throughout the year and in 2015 met on four occasions at the beginning of and/or following each regularly scheduled Board meeting, which constitute executive sessions.
The primary purpose of our Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the non-management directors of our Board. Any Executive Session held at the beginning of a regularly scheduled Board meeting generally is used to discuss the Board's priorities and focus on the agenda topics for that meeting. The Executive Session held following a regularly scheduled Board meeting is used to, among other things, assess the quality of the meetings and to collect feedback for our Lead Director to present to our CEO and management. Such feedback includes any requests for specific information to the oversight and focus on our long-term strategic direction, the annual review of our CEO’s performance, setting our CEO’s compensation, review and approval of our management succession plan and review and assessment of the risks and opportunities inherent in our strategic decision making. In addition, our Executive Committee formulates feedback to be provided by our Lead Director to management after each meeting. Such feedback includes future agenda items, requests for additional information and other recommendations.
Board and Committee Self-Evaluation Process

In accordance with our Corporate Governance Principles, which are available on our website at www.tennantco.com, the Board and its Committees conduct an annual performance evaluation where the following processes are followed:

•
Annually in October, Board members complete a detailed questionnaire which asks for quantitative ratings and subjective comments in key areas covering Board and Committee matters. Responses are collected by our General Counsel's office and a compilation of all the responses is provided to the Governance Committee. In addition, management prepares a response memorandum to the Chair of the Governance Committee. Upon review by the Governance Committee, the compilation of responses and management's response memorandum are provided to the Board and each Committee for review and discussion in executive session during the December Board and Committee meetings. Each Committee provides an evaluation summary to the full Board in executive session at the December Board meeting. Feedback is then provided to management through the Lead Director.

•
Board members periodically conduct an evaluation of their peer directors by completing a subjective questionnaire. Responses are provided directly to the Lead Director. The Lead Director then communicates with individual directors to provide feedback received from their respective evaluations.

Board and Committee Member Nominations and Appointments
Committee Appointments
Our Board appoints members of its Committees at least annually upon recommendation of our Governance Committee after taking into account the desires, experiences and expertise of individual directors, the recommendations of our CEO and the benefits of rotating Committee membership.
Director Nomination Process
Our Governance Committee is responsible for recommending nominees for election to our Board. As required by our Corporate Governance Principles, this Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of individual members. The Committee must also balance the composition of our Board, as a whole, with the needs of our Company.
Our Governance Committee reviews all director nominees and recommends to our Board those persons whose attributes it believes are most beneficial to our Company.
The Committee’s assessment of each director nominee takes into consideration the needs of our Board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

•	Experience	•	Skills
•	Diversity	•	Competence
•	Integrity	•	Dedication
Our Board does not have a written policy with regard to the consideration of diversity in identifying director nominees; however, as indicated above, diversity is one of the factors that our Board takes into consideration when assessing director nominees. In that regard, our Board defines “diversity” broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes.
Our Board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic, financial and operational risks and have the expertise to create a well-rounded board.
Our Board has sought to identify, appoint and nominate for shareholder approval candidates with expertise in global expansion, global sales and marketing, mergers and acquisitions, manufacturing and operations, process improvement, financial expertise, executive compensation, organizational change and talent management, corporate governance and experience in digital and disruptive technologies.
The Committee also considers our Corporate Governance Principles, which include the following factors when considering director nominees:

•	The size of our Board	•	Other board service
•	Directors with job changes	•	Retirement
•	Director terms	•	Independence matters
Once a recommendation is made by our Governance Committee, it is reviewed by our full Board. In making its decision to nominate directors, our Board considers all of the above factors.
Shareholder Nominations
Our Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate’s background and qualifications.
The Committee will evaluate the candidate using the same aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at our principal executive office listed below.
If a shareholder wishes to nominate a director other than a person nominated by our Board of Directors, under our Restated Articles of Incorporation a shareholder of record must submit to our secretary a written request that a person’s name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for the meeting, along with the written consent of the proposed nominee to serve as a director.

Communication with the Board of Directors
All interested parties, including shareholders, may communicate with the independent members of our Board by writing to our Lead Director at:
ATTN: General Counsel, Mail Drop #29
Tennant Company
701 North Lilac Drive
P. O. Box 1452
Minneapolis, MN 55440-1452
All of the communications will be delivered to our General Counsel who will forward communications to our Lead Director to address the matter.

Committee Charters and Other Governance Documents
All four standing Committee Charters, as well as other governance documents including our Corporate Governance Principles and Business Ethics Guide, are available online by following these instructions:

•	Go to our website at www.tennantco.com

•	Click on “Company”

•	Click on “Investors”

•	Click on “Governance”

•	Click on “Governance Documents”

Director Compensation for 2015
For the Board Year (the period between annual shareholders’ meetings) commencing with the 2015 annual shareholders’ meeting, the Board approved non-management director compensation as follows:

Component of Pay	Board Year Compensation
Board Retainer	$55,000 annually, paid in cash
Committee Member Retainer	Audit: $15,000 annually, paid in cash Compensation: $6,000 annually, paid in cash Governance: $5,000 annually, paid in cash
Additional Committee Chair Retainer	Audit: $10,000 annually, paid in cash Compensation: $10,000 annually, paid in cash Governance: $5,000 annually, paid in cash
Additional Lead Director Retainer	$20,000 annually, paid in cash
Annual Equity Grant	Restricted Stock: $50,000, grant date fair market value Stock Options: $50,000, grant date fair market value
Retainers may be paid in cash or elected to be deferred under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under “Compensation Discussion and Analysis, Compensation Elements, Other Plans, Agreements and Special Payments, Non-Qualified Deferred Compensation.”
All compensation paid to our directors who join the Board between annual shareholder meetings is pro-rated for partial years of Board service.
This non-management director compensation package is reviewed periodically by our Compensation Committee and our Board using external data derived from the outside compensation consultant’s review of proxy and survey data from the same sources as used in the executive compensation determination process. See “Compensation Discussion and Analysis, Compensation Determination Process.”
Our Board has adopted a stock ownership goal for non-management directors of five times their annual cash retainer paid by our Company, to be attained within five years from the date of election to our Board. Progress toward these ownership grants is measured once each year at the time of the February Board meeting.
Ownership levels are calculated by adding (i) the value of the shares held directly by the director, (ii) the estimated after-tax value of restricted shares, and (iii) the potential gains from vested options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Historically, this calculation also included gains from unvested options. In August 2015, the Compensation Committee changed the stock ownership guidelines to exclude potential gains from unvested options when calculating the stock ownership level. Directors who have served on our Board for five years or more have achieved their goals. Newer Board members are on pace for achieving their ownership targets within the five-year period.

The table below summarizes compensation paid to each person who served as a non-management director for the year ended December 31, 2015:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(4)(5)(6)	Total ($)
Azita Arvani	$70,500	$50,000	$45,321	$165,821
William F. Austen	$82,000	$50,000	$45,321	$177,321
Carol S. Eicher	$86,000	$50,000	$45,321	$181,321
James T. Hale	$70,500	$50,000	$45,321	$165,821
David Mathieson(1)	$92,500	$50,000	$45,321	$187,821
Donal L. Mulligan	$79,000	$50,000	$45,321	$174,321
Stephen G. Shank	$100,500	$50,000	$45,321	$195,821
Steven A. Sonnenberg	$70,500	$50,000	$45,321	$165,821
David S. Wichmann	$83,500	$50,000	$45,321	$178,821
David Windley(2)	—	—	—	—
____________________
(1) Mr. Mathieson resigned from the Board of Directors effective January 1, 2016.
(2) Mr. Windley was appointed to the Board of Directors on February 17, 2016.

(3)
Includes annual retainers and fees to committee members and chairs earned or paid in cash, even if any amounts were deferred. Also includes meeting fees paid to directors in 2015 under the director compensation arrangements for the 2014 Board Year, which ended on April 28, 2015.

(4)
The valuation of stock and option awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Footnote 17 - “Share-Based Compensation” to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, for the assumptions used in such valuation.

(5) The table below shows the aggregate number of stock awards and option awards held by each person as of December 31, 2015.

OUTSTANDING STOCK AND OPTION AWARDS

Name	Outstanding Shares (#)	Outstanding Options (#)
Azita Arvani	3,114	7,854
William F. Austen	9,946	19,418
Carol S. Eicher	7,665	16,377
James T. Hale	17,893	20,980
David Mathieson(1)	10,377	19,994
Donal L. Mulligan	5,664	13,709
Stephen G. Shank	18,549	20,980
Steven A. Sonnenberg	11,859	18,980
David S. Wichmann	6,156	14,365
David Windley(2)	—	—

(6) Due to a clerical error in the calculation in 2014, the number of option awards granted had a grant date fair value $4,686 higher than the grant value set by the Board. As a result, the 2015 option awards to the directors were reduced commensurately.
Director Compensation for 2016
No changes were made to non-management director compensation for 2016.
ITEM 1 - ELECTION OF DIRECTORS
At the Annual Meeting, three directors are to be elected. If elected, each will serve a three-year term to expire at the time of the Annual Meeting in 2019 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named Proxies on the Proxy Card to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by our Governance Committee.
Our Board, upon recommendation of our Governance Committee, has designated William F. Austen, H. Chris Killingstad and David Windley as nominees for election at the 2016 Annual Meeting to serve a three-year term expiring in 2019.
Our Board of Directors, upon recommendation of our Governance Committee, recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM INFORMATION
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements, certain audit-related services, tax services and all other fees paid to KPMG for the years ended December 31, 2015 and 2014:

Description of Fees	2015 Amount	2014 Amount
Audit Fees(1)	$1,292,221	$1,060,704
Audit-Related Fees	—	—
Tax Fees(2)	300,874	446,344
All Other Fees(3)	14,291	9,574
Total	$1,607,386	$1,516,622
____________________

(1)
Audit Fees for 2015 and 2014 include professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews, statutory audits of certain of our international subsidiaries and the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees for 2015 and 2014 consisted primarily of international tax compliance and consulting services.
(3) All Other Fees for 2014 consisted primarily of miscellaneous international services.
Our Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on our website as an exhibit to the Audit Committee charter. All audit-related, tax and other non-audit services were performed in compliance with the Pre-Approval Policy. Our Audit Committee has determined that the provision of the above non-audit services did not impact the independence of our independent registered public accounting firm.
Audit Committee Report
Our Audit Committee’s meetings are designed to facilitate and encourage private communication between the Committee and our independent registered public accounting firm, KPMG. In addition, the Committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. Our Audit Committee discussed with KPMG the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.
KPMG also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and the Committee discussed with KPMG the firm’s independence.
Based upon the Committee’s discussion with management and KPMG and the Committee’s review of audited consolidated financial statements and the report of KPMG to the Committee, the Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.
Members of our Audit Committee
Donal L. Mulligan (Chair)    William F. Austen
Carol S. Eicher      David S. Wichmann

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, the shareholders will vote on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016.
KPMG is an independent registered public accounting firm that has audited our accounts annually since 1954. We have been advised that a representative of the firm will attend the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
Our Board of Directors, upon recommendation of our Audit Committee, recommends a vote FOR ratification of KPMG LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION INFORMATION
Compensation Discussion and Analysis
The Compensation Committee of our Board (the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of the following executive officers (referred to as the “Named Executives”):

•	H. Chris Killingstad, President and Chief Executive Officer;

•	Thomas Paulson, Senior Vice President, Chief Financial Officer;

•	Richard H. Zay, Senior Vice President, The Americas;

•	Heidi M. Wilson, Senior Vice President, General Counsel and Secretary; and

•	Michael W. Schaefer, Senior Vice President, Chief Technical Officer.
Overview of 2015 Performance
As with many companies, in 2015 the global economic uncertainty and foreign exchange headwinds had a negative impact on our performance resulting in a decrease in year-over-year sales, profitability and earnings. Despite these challenging circumstances, we continued to invest in our growth initiatives and achieved organic sales growth for the 2015 full year, on a “constant currency” basis (assuming no change in foreign exchange rates from the prior year), with positive organic sales growth in each of the four quarters of the year.  Also, on a “constant currency” basis, we achieved an increase in year-over-year profitability and earnings.  We continued to focus on cost controls and improving efficiencies, resulting in spending below plan.
Our financial results, as reflected below, led to a payout of 103.3% of the target bonus under the 2015 Short-Term Incentive Plan ("STIP") and 86% of the target shares under the 2013-2015 Long-Term Incentive Plan ("LTIP"). When determining the level of achievement of the target metrics, the design of these plans (as more fully described under "Key Compensation Decisions for 2015" below) automatically adjusts for unfavorable and extraordinary items of the type which negatively impacted our financial results in 2015.  The Committee then has the right to disallow such exclusions which it did not do for 2015, representing its desire to reward the Named Executives for the Company’s operational achievements in 2015 and for controlling those items that could be controlled.
As set forth in the table below, the incentive metrics used in the 2015 STIP and 2013-2015 LTIP were Incentive Operating Profit in dollars ("Incentive OP$"), Incentive Operating Profit as a percentage of net sales ("Incentive OP%") and Incentive Return on Invested Capital ("Incentive ROIC"). For further detail on how these metrics are calculated, see "Key Compensation Decisions for 2015" below.

Performance Measure	Plan	2013	2014	2015	Change (2015 vs. 2014)
Net Sales ($ in millions)	STIP	$752	$822	$812	1.2% decrease
Incentive OP$ ($ in millions)	STIP	$65.4(1)	$72.1	$70.3 (2)	2.5% decrease
Incentive OP%	STIP	8.7%(1)	8.8%	8.7% (2)	10 basis point decrease
Incentive ROIC	LTIP	30.5%(1)	33.3%	33.4% (3)	10 basis point increase
(1) Excludes restructuring charges in accordance with the reconciliation included in the supplemental non-GAAP Financial Table in our earnings release for the year ended December 31, 2013, as filed with the SEC on a Form 8-K on February 25, 2014.
(2) Excludes restructuring charges and a non-cash long-lived asset impairment charge relating to the divestiture of the Green MachinesTM outdoor cleaning line in accordance with the reconciliation included in the supplemental non-GAAP Financial Table in our earnings release for the year ended December 31, 2015, as filed with the SEC on a Form 8-K on February 23, 2016. Also excludes the incremental portion of the unfavorable impact of foreign currency in excess of the impact anticipated and included in the Company’s 2015 operating plan and 2015 pre-established STIP target.
(3) Excludes restructuring charges and a non-cash long-lived asset impairment charge relating to the divestiture of the Green Machines outdoor cleaning line in accordance with the reconciliation included in the supplemental non-GAAP Financial Table in our earnings release for the year ended December 31, 2015, as filed with the SEC on a Form 8-K on February 23, 2016. Also excludes the unfavorable impact of foreign currency in 2015 which was originally assumed to be immaterial in the 2013 pre-established LTIP target.

Pay for Performance / Shareholder Return
The structure of our compensation for our Named Executives is intended to reflect the level of achievement against the performance objectives established under our short-term compensation plans and provide incentive for achievement of the long-term goals, consistent with our compensation objectives. From 2013 to 2015, changes in our Named Executives' base salary, short-term and long-term variable pay (together, "Total Direct Compensation") generally tracked changes in our Incentive OP$, Incentive OP% and Incentive ROIC. Over time, we expect performance and our Named Executives' Total Direct Compensation to trend together; however, in any given year there may be some variability.
The target for Total Direct Compensation, as included in the tables below, includes base salary, short-term compensation at target performance and long-term compensation at target performance. The table below illustrates the relationship between our performance and executive compensation for all Named Executives.

INCENTIVE OPERATING PROFIT DOLLARS

Incnetive Operating Profit (in millions)
Total Direct Compensation (in millions)
$73.5
$72.0
$70.5
$69.0
$67.5
$66.0
$64.5
$63.0
$61.5
$4.1
$3.8
$3.5
$3.2
$2.9
$2.6
$2.3
$2.0
$1.7
$1.4
$1.1
$0.8
$0.5
$3.21
$3.31
$3.82
$72.10
$70.30
$65.40
$0.83
$0.87
$0.95
2013
2014
2015
Incentive Operating Profit
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

INCENTIVE OPERATING PROFIT PERCENTAGE

Incnetive Operating Profit Percentage
Total Direct Compensation (in millions)
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
$4.1
$3.8
$3.5
$3.2
$2.9
$2.6
$2.3
$2.0
$1.7
$1.4
$1.1
$0.8
$0.5
$3.21
$3.31
$3.82
8.7%
8.8%
8.7%
$0.83
$0.87
$0.95
2013
2014
2015
Incentive Operating Percentage
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

ADJUSTED EPS

Adjusted EPS
Total Direct Compensation (in millions)
$3.20
$2.90
$2.60
$2.30
$2.00
$1.70
$1.40
$1.10
$0.80
$0.50
$4.1
$3.8
$3.5
$3.2
$2.9
$2.6
$2.3
$2.0
$1.7
$1.4
$1.1
$0.8
$0.5
$3.21
$3.31
$3.82
$3.00
$2.70
$2.26
$0.83
$0.87
$0.95
2013
2014
2015
Adjusted EPS
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

INCENTIVE RETURN ON INVESTED CAPITAL

Incentive Return on Invested Capital
Total Direct Compensation (in millions)
34.0%
32.0%
30.0%
28.0%
26.0%
24.0%
22.0%
20.0%
18.0%
16.0%
$4.1
$3.8
$3.5
$3.2
$2.9
$2.6
$2.3
$2.0
$1.7
$1.4
$1.1
$0.8
$0.5
$3.21
$3.31
$3.82
30.5%
33.3%
33.4%
$0.83
$0.87
$0.95
2013
2014
2015
Incentive Return on Invested Capital
Total direct comp for CEO
Avg total direct comp (All NEOs except CEO)

In addition, we have historically returned significant value to shareholders. The one-year 2015 total shareholder return declined this year due to the difficult macro-economic and foreign currency conditions. However, the three-year total shareholder return was 33.0% and the five-year total shareholder return was 57.4%. We have increased the annual cash dividend payout 44 consecutive years and we significantly increased our level of share repurchases in 2015.

The following graph compares the cumulative total shareholder return on our common stock to two indices: S&P SmallCap 600 and Morningstar Industrials Sector. The graph below compares the performance for the last five fiscal years, assuming an investment of $100 on December 31, 2010, including the reinvestment of all dividends.
5-YEAR CUMULATIVE TOTAL RETURN COMPARISON
Role of the Committee in the Compensation Process
The Committee ensures that our executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals and makes decisions regarding our Named Executives’ compensation and, subject to final approval from our Executive Committee, our CEO’s compensation. It is responsible for approving our Named Executives’ Total Direct Compensation and analyzing other benefits and perquisites for executive officers.
Compensation Objectives
Our overall objective is to align executive compensation with the short-term and long-term operating goals of our Company and our shareholders. In this regard, the Committee considered the response of our shareholders to the advisory “say-on-pay” vote received at last year's annual shareholders meeting. The 2015 advisory resolution on the compensation of our Named Executives was approved by 97.8% of the shares voted. The Committee interpreted this vote as strong support for our compensation philosophy, design and decisions.
In addition to aligning with shareholders’ interests, we seek to offer a program that provides a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive’s actual compensation level may be greater or less than average competitive levels based on our annual and long-term financial performance against pre-established goals, the individual’s performance and the individual’s scope of responsibilities.
Specifically, our compensation programs are designed to:

•	Create a relationship between pay and performance by providing a strong link between our short-term and long-term business goals and executive compensation;

•	Attract and retain high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return;

•	Motivate executive officers to achieve our goals by placing a significant portion of pay at risk;

•	Align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards; and

•	Discourage risk-taking behavior that would likely have a material adverse effect on our Company.
Compensation Determination Process
The Committee typically meets three times a year to consider various aspects of executive officer and non-management director compensation. Among other things, it decides how to allocate each executive's Total Direct Compensation and determines the target level of Total Direct Compensation for each executive. The Committee seeks to set Total Direct Compensation and the allocation between each element so that it is consistent with our compensation objectives.
The Committee conducts a comprehensive review of Named Executive compensation in February of each year at which time it sets the executive officers’ Total Direct Compensation. As part of the review, the Committee receives external reference data, primarily in the form of competitive market data, from its outside compensation consultant. Since 2008, the Committee has used Hewitt to provide such external market information. See discussion regarding “Use of Outside Compensation Consultants” under the “Compensation Committee” description. For 2015, the Committee reviewed competitive market data drawn from the proxy data of the respective comparator group identified below, the survey data from the Aon Hewitt Total Compensation MeasurementTM database (“Survey Data”) and Hewitt’s analysis of the collected data. In addition, the Committee considers internal data, including (i) each executive officer’s performance, tenure, experience, management capabilities and contributions to our operations, and (ii) the tactical and strategic value to us of specific skill sets of certain key executives. When assessing our CEO’s compensation, the Committee and Executive Committee evaluate our Company’s financial performance against that of peer companies, our CEO’s performance against goals, strategic development of our Company and our CEO’s self-evaluation of his own performance.
In connection with the processes outlined above, our Senior Vice President, Global Human Resources, provides input on the job scope of each executive officer, including her own, and facilitates the gathering of the market data used by Hewitt. However, Hewitt conducts the analysis, reviews the information in advance with the Chair of the Committee and makes compensation recommendations to the Committee. Our Senior Vice President, Global Human Resources, is available for questions at the Committee meeting when the compensation of the executive officers, except our CEO, is discussed, however plays no role in determining her own compensation. Hewitt meets alone with the Committee when the compensation of the CEO is discussed.
Comparator Group
The comparator group used for benchmarking Total Direct Compensation for our Named Executives and for our non-management director compensation is comprised of companies that (i) have annual revenues approximately in line with ours, (ii) have a global presence, (iii) are in the same general industry as us, and (iv) are contained in Hewitt’s proprietary survey database, thereby giving the Committee access to detailed compensation and plan design information. The Committee believes that this selection process to determine a relevant comparator group is appropriate and reflects best practice. The Committee generally reviews the comparator group annually and makes changes where necessary to assure that the comparator group continues to meet the above criteria.
As part of the Committee's regular review of the comparator group to assure that the included companies continue to meet the criteria described above, in December 2014, in setting the 2015 comparator group for benchmarking Total Direct Compensation they decided to (i) remove Federal Signal Corporation because their product lines are so dissimilar from ours; (ii) remove OMNOVA Solutions, Inc. because its financial and capital structure is dissimilar from ours; (iii) remove Flow International Corporation because it is no longer a public company, having been acquired by a private equity firm; and (iv) add Altra Industrial Motion Corporation, Barnes Group Inc., Briggs & Stratton Corporation, Gorman-Rupp Company, Hardinge Inc., Minerals Technologies Inc., Standex International Corporation and Watts Water Technologies, Inc., because their respective global revenues and financial and capital structures are similar to ours.

As a result, the 20 companies that made up our 2015 comparator group at the time the Committee established 2015 executive and non-management director compensation were:

Actuant Corporation	Graco Inc.
Altra Industrial Motion Corp.	Hardinge Inc.
Barnes Group Inc.	H.B. Fuller Company
Briggs & Stratton Corporation	Minerals Technologies Inc.
Chart Industries, Inc.	Nordson Corporation
Circor International, Inc.	Strandex International Corporation
Clarcor Inc.	The Middleby Corporation
Columbus McKinnon Corporation	The Toro Company
Esco Technologies, Inc.	Tredegar Corporation
Gorman-Rupp Co.	Watts Water Technologies, Inc.
In December 2015, as part of the Committee’s regular review of the comparator group to assure that the included companies continue to meet the criteria described above, they decided to remove Hardinge Inc. from the comparator group to be used for benchmarking Total Direct Compensation in 2016 because it had a significant drop in revenue and market cap size.
Additional Factors Considered in Setting Compensation Levels
Our compensation strategy is to target compensation levels within a competitive range of our comparator group at approximately the 50th percentile in cash compensation (base salary plus short-term incentive) and the 75th percentile for long-term incentive, therefore resulting in a Total Direct Compensation level targeted between the 50th and 75th percentile. The Committee believes that this strategy provides sufficient short-term compensation to attract and retain competitive talent but also places a sufficiently large share of compensation in the form of equity and variable performance-based pay to drive long-term performance goals. Changes in target incentive amounts for the Named Executives from 2014 to 2015 were made to align each Named Executive's Total Direct Compensation levels with these competitive ranges.
In addition, as part of the process in setting Total Direct Compensation each year, the Committee determines the relative mix for each Named Executive between fixed compensation and variable compensation, as well as cash versus equity compensation, keeping in mind our compensation objectives. Over the past several years, the Committee has increased the relative proportion of each executive officer’s variable and equity compensation in an effort to increase the amount of the executive officer’s Total Direct Compensation that is at risk and tied to performance. This reflects the Committee’s belief that as an executive officer’s scope and level within the organization increases so does their ability to impact our financial results and increase shareholder value.

The following chart provides information about the fiscal year 2015 target Total Direct Compensation mix for our CEO individually and the average of the other four Named Executives.

Total Direct Compensation Mix

Compensation Elements

We seek to achieve our compensation objectives using the following elements of compensation in our various short- and long-term compensation plans:

ELEMENT	TYPE	TERMS
Cash	Salary	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market conditions, performance and internal equity.
Short-Term Incentive
Provides the opportunity for competitively based annual cash incentive awards for achieving the Company’s, or relevant business unit’s, short-term financial goals and other strategic objectives measured over the current year.

Perquisites
Annual gross perquisite allowance ranging from $12,000 to $25,000 in lieu of providing benefits such as financial planning, automobile expenses and club membership dues. Executive medical examinations are made available.

Long-Term Incentive Compensation (100% Equity)	Restricted Stock (represents 20% of total annual award)	Restricted Stock generally vests three years from the grant date. Dividends are accumulated on Restricted Stock during the vesting period and paid in cash only on vesting.
	Performance-Based Restricted Stock Units (PRSUs) (represents 40% of total annual award)	The performance period for PRSUs is three years. Payment is variable based on the relative achievement of pre-set financial goals. PRSUs are paid in shares of Tennant common stock on settlement.
	Non-qualified Stock Options (represents 40% of total annual award)	Stock Options generally vest in equal installments over three years from the grant date and have a ten-year term.
	Time-Based Restricted Stock Units (RSUs) (used for one-time grants outside of LTIP program)	RSUs generally vest two or three years from the grant date. RSUs are paid in shares of Tennant common stock on settlement.
Retirement	Retirement Savings Plan
A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, receive a Company matching contribution and receive a profit sharing contribution based on Company performance for a given year.

	Supplemental Retirement Savings benefits (provided under the Tennant Non-Qualified Deferred Compensation Plan)	Extends an individual’s retirement savings, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms as the Retirement Savings Plan.

Key Compensation Decisions for 2015

The following table reflects year-over-year changes in each element of target Total Direct Compensation for our Named Executives. Adjustments were made to the target payout as a percentage of base salary for STIP and LTIP for the Named Executives in order to remain within the competitive target compensation range of our comparator group.

			STIP		LTIP
	Base Salary		(Target Payout as a % of Base Salary)
NAME	2014	2015	2014	2015	2014	2015
President and CEO	$687,180	$707,795	115%	120%	275%	320%
Senior Vice President, Chief Financial Officer	$388,816	$400,480	60%	70%	125%	175%
Senior Vice President, The Americas	$304,000	$313,120	50%	55%	100%	125%
Senior Vice President, General Counsel and Secretary	$302,690	$311,771	45%	50%	100%	115%
Senior Vice President, Chief Technical Officer	(1)	$284,255	(1)	50%	(1)	110%
(1) Our Senior Vice President, Chief Technical Officer, was not a Named Executive in 2014.
Base Salary
For 2015, consistent with the historical level of pay increases allocated to the overall employee population, the Committee approved 3% raises for our Named Executives effective April 1, 2015.
Incentive Compensation Metrics
Our incentive compensation plans are designed to reward our Named Executives for our Company’s achievement against key financial performance metrics. Each of the metrics used in the compensation granted in 2015 is defined below:
•Incentive OP$ is determined by measuring our reported net sales minus operating expenses, which includes the cost of sales, research & development expenses and selling & administration expenses, and excludes certain extraordinary or non-operational items, if any;
•Incentive OP% is determined by dividing Incentive OP$ by our reported annual net sales;
•Incentive ROIC is defined as: Incentive OP$ / (Total Assets - Cash - Short-Term Investments) - (Total Liabilities - Debt); and
•Average Organic Revenue is defined as our reported annual net sales excluding the impact of foreign currency exchange and divestitures and acquisitions, when applicable, for each of the three years in the performance period divided by three.
With respect to OP$ and OP%, the Committee has authority to interpret our incentive plans and adjust the metrics and take other actions in its sole discretion to assure that the plan operates consistently with the Committee’s goals. The plan was designed such that when calculating the relative achievement of the metrics on an annual basis, certain unfavorable extraordinary or non-operational items are automatically excluded. The Committee may then exercise negative discretion to disallow each adjustment and exclude any other favorable items.
In 2015, our Incentive OP$ and OP% excluded restructuring charges and a non-cash long-lived asset impairment charge relating to the divestiture of the Green MachinesTM outdoor cleaning line and also excluded the incremental portion of the unfavorable impact of foreign currency in excess of the impact anticipated and included in the Company’s 2015 operating plan and 2015 pre-established STIP target. The Committee allowed the exclusion for the charges relating to the Green Machines divestiture as the sale was a business decision made by management as a result of evolving strategic priorities. The Committee allowed the exclusion for the incremental foreign currency impact in order to acknowledge the 2015 operational achievements that were within the Named Executives' control.

The following table provides a reconciliation from US GAAP amounts to Incentive OP$ and OP% in 2015:

2015	OP$	OP%
Operating Profit, As Reported	$ 53,200,000	6.6%
Restructuring Charge Adjustment	$ 3,700,000
Impairment Charge Adjustment	$ 11,200,000
Incremental Currency Adjustment	$ 2,200,000
Incentive Operating Profit	$ 70,300,000	8.7%
For purposes of calculating the payout of the Performance-Based Restricted Stock Units ("PRSUs") under the 2013-2015 LTIP, the Incentive OP$ also excluded restructuring charges recognized in 2013 related to right sizing our European operations. The following table provides a reconciliation from US GAAP amounts to Incentive OP$ in 2013 and 2015.

	2013	2014	2015	3-year Simple Average
Operating Profit, As Reported	$62,400,000	$72,100,000	$53,200,000
Restructuring Charge Adjustment	$3,000,000	-	$3,700,000
Impairment Charge Adjustment	-	-	$11,200,000
Foreign Currency Adjustment	-	-	$13,000,000
Incentive Operating Profit for ROIC	$65,400,000	$72,100,000	$81,100,000
Invested Capital	$214,300,000	$216,200,000	$242,700,000
ROIC	30.5%	33.3%	33.4%	32.4%

Achievement of 2015 Short-Term Incentive
The Committee selected Incentive OP$ and Incentive OP% as the performance metrics under our 2015 STIP to incentivize achievement of our Company’s core financial performance. In setting the target Incentive OP$ and Incentive OP% for the 2015 STIP, the projected negative impact from foreign currency was built into the Company’s 2015 operating plan and thus the targets.  This resulted in the 2015 Incentive OP$ and OP% targets being set lower than the 2014 actual results for Incentive OP$ and OP%.

Performance Measure	Weighting	Threshold	Target	Maximum	2014 Actual	2015 Actual
Incentive OP$ ($ in millions)	70%	$66.0	$71.0	$85.2	$72.1	$70.3
Incentive OP%	30%	8.0%	8.4%	9.6%	8.8%	8.7%
Payout Level (% of Target Payout)		50%	100%	200%	77.5%	103.3%
Generally, the STIP target payout for our Named Executives is based 100% on the financial performance of our Company as a whole; however, for our Senior Vice President, The Americas, 75% of the 2015 target bonus was tied to financial results of our Company as a whole and 25% of the 2015 target bonus was tied to the financial results of the Americas, with Incentive OP$ (weighted 70%) and Incentive OP% (weighted 30%). The performance metric for the Americas business unit generally required a proportionate level of performance improvement by that unit substantially similar to that of our Company as a whole in order to achieve the target payout. In setting the targets for the Americas business unit, the Committee strives to make the difficulty of achieving the target level on par with the corporate target levels, but considering the specific circumstances facing the Americas business unit in any given year. Accordingly, our Senior Vice President, The Americas, earned a 2015 STIP payout equal to 106.3% of his target bonus level.
For the 2015 STIP, the Committee changed the maximum payout from 300% of target to 200% of target in accordance with best practices relating to short-term plan design. No Named Executive may receive a payout in excess of $2 million.

Achievement of 2013-2015 LTIP
The Committee approved the following structure for the 2013-2015 LTIP for the Named Executives:
•40% non-qualified stock options vesting ratably over three years;
•40% PRSUs that vest in three years based on the performance metrics described below; and
•20% restricted stock that cliff vest at the end of three years.
The PRSUs were designed to reward Incentive ROIC improvement and are based solely on a three-year simple average Incentive ROIC compared to internal goals set by the Committee.
On February 16, 2016, the Committee determined that the Incentive ROIC metric relative to internal performance was achieved with a three-year simple average Incentive ROIC of 32.4% and qualified for a payout of 86% of the Named Executives' PRSUs.

Performance Measure	Threshold	Target	Maximum	2013-2015 Three-Year Average Incentive ROIC Actual
Incentive Return on Invested Capital	29.5%	33.5%	36.5%	32.4%
Payout Level (% of Target Payout)	50%	100%	200%	86%
For details regarding the PRSUs paid in 2015, see "Executive Compensation Information - Option Exercises and Stock Vested in 2015" in this Proxy Statement.
Grant of 2015-2017 LTIP
In February 2015, the Committee approved the 2015-2017 LTIP for the Named Executives with the same percentage allocations for non-qualified stock options, PRSUs and restricted stock as the 2013-2015 LTIP.
The Committee changed the metrics for PRSUs in this plan and it requires an Incentive ROIC threshold be met before considering an Average Organic Revenue target. The Average Organic Revenue target was selected in the plan design to create greater alignment between the incentive program and the Company's strategic focus on growth, as well as to be able to clearly communicate expectations to our employees. The Incentive ROIC metric maintains a balance sheet focus and is largely a profitability metric.
To determine if PRSUs will be paid out at all, the Company must achieve a certain three-year average Incentive ROIC threshold. If the Incentive ROIC threshold is achieved, a three-year Average Organic Revenue target will be used to determine the variable payout in shares at the end of the performance period. Incentive ROIC will be adjusted for certain types of extraordinary items as defined and approved by the Committee at the beginning of the performance period.
For the specific grants made to our Named Executives under the 2015 -2017 LTIP, see the Summary Compensation Table and the table relating to Grants of Plan-Based Awards in 2015. For an explanation of why the grant size varied by Named Executive, see above section on "Factors Considered in Setting Compensation Levels."
Other Long-Term Incentive Compensation Outstanding
2014-2016 LTIP
For the 2014-2016 LTIP, the Committee approved the same structure described above under the 2013-2015 LTIP.
2016 Compensation
Our executive compensation programs and plan structures for 2016 are consistent with our programs and plans in 2015.

Other Plans, Agreements and Special Payments
Executive officers may also receive payments through various other agreements and plans or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.
Retirement Savings Plan
Our Named Executives are generally eligible to participate in the broad-based welfare benefit programs that we sponsor, including the Tennant Company Retirement Savings Plan (“Savings Plan”). This qualified retirement plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals, Roth contributions and a Company matching contribution of up to 3% of eligible compensation up to $265,000. In addition, the plan allows profit sharing contributions by the Company based on the relevant metric set. This additional profit sharing contribution is paid into each eligible employee’s account under the plan unless the amount exceeds 3.5% of eligible compensation, in which case 3% is paid into the eligible employee’s account under the plan and the balance of the actual calculated profit sharing amount is paid in cash to the employee. For 2015, the Incentive OP$ goal was $71.0 million and our Company achieved $70.3 million, which, under the terms of the plan, resulted in a profit sharing contribution equal to 3.0% of eligible compensation up to $265,000.
Non-Qualified Deferred Compensation
Our executive officers are eligible for supplemental non-qualified benefits under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. The intention of this portion of the plan is to provide participating individuals with benefits that would otherwise be available to them under our tax-qualified plans but for the application of limitations on benefits imposed by the Internal Revenue Code of 1986. In addition, the Tennant Company Executive Non-Qualified Deferred Compensation Plan allows employee participants to defer the receipt of base salary and STIP payments and non-management directors to defer their annual retainers.
The Tennant Company Executive Non-Qualified Deferred Compensation Plan permits the following:
Executive Officer and Non-Management Director Deferred Compensation

•
Executive officers may elect to defer two elements of their Total Direct Compensation: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.

•	Non-management directors may elect to defer 0%, 50% or 100% of their annual retainer.

•	The interest rate earned on deferrals in 2015 was 3.12%.
Defined Contribution Features

•	Certain management and executive officers may defer income on a pre-tax basis in excess of the deferral amounts allowed under our tax-qualified Savings Plan.

•
Participating management and executive officers may receive discretionary Company contributions under this plan in the form of excess profit sharing and matching contributions not available to them under the Savings Plan.

Defined Benefit Features

•	A defined benefit portion of the plan is intended to provide benefits not otherwise available to participants in the closed tax-qualified Tennant Company Pension Plan.
Participants’ accounts are fully vested at all times except that a participant forfeits all Company discretionary matching contributions and profit sharing contributions in the event of termination for cause. Pursuant to this plan, “cause” means (i) the participant’s gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant’s failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant’s behavior must have resulted in a material adverse effect on our Company or an affiliate.
Benefits attributable to amounts contributed or deferred after January 1, 2003, and allocated to Account A, commence distribution within an administratively feasible time following the participant’s termination date, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination. Benefits attributable to deferrals made after January 1, 2003, Company contributions and gains and losses credited thereon are payable in either a lump sum or in quarterly installments over a period of up to ten years.
Executive Employment Agreements and Management Agreements
The Committee has determined that we should provide certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Committee believes are valuable to us when an executive’s employment terminates. In addition, the Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition in the event of a change in control of our Company, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide to employees under these agreements. For these reasons, we have entered into Executive Employment Agreements and Management Agreements with our executive officers, including the Named Executives, the terms of which are described below under “Potential Payments upon Termination or Change in Control.”
Generally, the agreements only provide for benefits in the event the executive is terminated without cause; however, certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason. The Committee believes that a termination by an executive for good reason may be conceptually the same as termination by our Company without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. As a result, the definition of good reason in the context of a termination following a change in control is broader than the definition that applies to a termination prior to a change in control. These good-reason definitions are described below under “Potential Payments upon Termination or Change in Control.” No payments become due merely upon a change in control, but rather only if the executive officer’s employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a “double trigger.”
The form and level of benefits provided under these agreements have been approved by the Committee based on historical practices at our Company and general information about the level of benefits provided by other companies with whom we compete for executive talent.
Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a particular transaction based on the likely impact on the executive officer’s equity awards, to increase the likelihood that the employees will remain with the Company after becoming aware of a pending or threatened change in control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.
Compensation Policies
Recoupment Policy
We have a recoupment (or clawback) policy that applies to our cash and equity incentive awards which provides that, in the event our Company is required to restate its financial results, then our Board, in its discretion, may require certain recipients of such payments to forfeit their equity awards and pay back to our Company the net proceeds from any cash incentive payment and proceeds from the sale of shares received under the equity awards. The amount of the repayment for any cash incentive award is the difference between the amount paid to the employee less the amount that would have been paid based on the restated results. The policy is applicable to all employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers). The amount of any equity award repayment may include dividends paid on the shares.

Prohibition on Hedging and Pledging
Our insider trading policy prohibits access persons from engaging in speculative trading or hedging of positions in Tennant securities, including writing or trading in options, warrants or any other derivatives of Tennant securities, and from entering into any transactions designed specifically to protect or hedge against a decrease in value of Tennant securities. It also prohibits pledges of any Tennant securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan or prepaid forward sale contract).
Granting of Equity Awards
We have an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, follow a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current public information about our Company. The policy includes procedures for granting equity awards to our executive officers and non-management directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant. Our plans define fair market value as the closing price of our common stock on the preceding trading day.
Executive Officer Stock Ownership Guidelines
To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership. We adopted these guidelines in 1993 and revised them in August 2015 to (i) increase the ownership level for the Named Executives, other than our CEO, from one times to two times annual base salary and (ii) change how the ownership levels are calculated by eliminating potential gains from unvested options. The guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.
The minimum equity ownership levels are five times annual base salary for our CEO and two times annual base salary for the other Named Executives. Ownership levels are calculated based on actual shares owned plus the estimated after-tax value of restricted and unrestricted shares, deferred stock units and shares held under our benefit plans, and potential gains from vested options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.
Executive officers who have held executive positions with us for five years or more have achieved their goals. Newer executive officers are on pace for achieving their ownership targets well within the five-year range.
Internal Revenue Code §162(m)
We seek to structure our compensation programs, where possible, to qualify for exemptions from the deduction limitations under Internal Revenue Code Section 162(m). Section 162(m) limits the tax deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation” that complies with Section 162(m). One of the conditions for qualification as “performance-based compensation” is that our shareholders must approve the material terms of the performance measures and reapprove those material terms every five years.
Certain of our compensation programs, including our 2015 Short-Term Incentive Plan and our Amended and Restated 2010 Stock Incentive Plan, as Amended, are designed so that certain payments made under those plans qualify for the exemption from the deduction limitations of this section. The Committee’s primary objective in designing and administering the Company’s compensation programs is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance shareholder value as described above. When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder generally will be tax deductible by the Company. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully tax deductible.

Compensation Committee Interlocks and Insider Participation
The Committee is comprised entirely of independent, outside directors. No employee of our Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.
Compensation Committee Report
The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of our Compensation Committee

Stephen G. Shank (Chair)	Azita Arvani	William F. Austen	James T. Hale
Donal L. Mulligan Steven A. Sonnenberg David S. Wichmann

Summary Compensation Table
The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to each person who served as Chief Executive Officer or Chief Financial Officer and the three other most highly compensated executive officers for 2015. The individuals set forth in this table comprise the list of Named Executives.

Name and Principal Position		Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)
H. Chris Killingstad President and Chief Executive Officer	2015	705,443	1,358,955	906,225	877,383	—	110,640	3,958,646
	2014	684,896	1,100,796	733,829	607,921	—	95,677	3,223,119
	2013	664,577	1,066,264	710,646	380,610	—	86,828	2,908,925

Thomas Paulson Senior Vice President, Chief Financial Officer	2015	399,149	420,505	280,421	289,587	—	46,616	1,436,278
	2014	387,523	283,147	188,723	179,463	—	46,536	1,085,392
	2013	376,027	274,232	182,768	112,359	—	44,714	990,100

Richard H. Zay Senior Vice President, The Americas	2015	312,079	234,864	156,604	183,066	—	50,086	936,699
	2014	293,495	237,026	107,166	106,836	—	38,766	783,289

Heidi M. Wilson Senior Vice President, General Counsel and Secretary	2015	310,735	215,108	143,448	161,030	—	41,662	871,983
	2014	301,684	176,367	117,552	104,783	—	33,150	733,536

Michael W. Schaefer Senior Vice President, Chief Technical Officer	2015	283,310	187,650	125,100	146,818	—	44,051	786,929

____________________

(1)
Amounts represent the aggregate grant date fair value of restricted stock awards and performance-based restricted stock units that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2015, for the assumptions used in this calculation. Assuming the highest level of performance is attained, for 2015 the grant date fair value of the PRSUs on the date of grant would have been as follows: Mr. Killingstad, $1,811,940; Mr. Paulson, $560,673; Mr. Zay, $313,152; Ms. Wilson, $286,766; and Mr. Schaefer, $250,200.

(2)
Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 17 to our financial statements for the year ended December 31, 2015, for the assumptions used in this calculation.

(3)	Amounts reflect payments earned under our 2013, 2014 and 2015 Short-Term Incentive Plan, respectively.

(4)	All Other Compensation for 2015 consists of the following:

	Savings Plan			Perquisites

Name	Match ($)	Profit Sharing ($)	Excess ($)	Perquisite Allowance ($) (a)	Travel ($) (b)	Gross ups ($) (c)	Total ($)
H. Chris Killingstad	7,950	7,950	62,724	29,225	—	2,791	110,640
Thomas Paulson	7,950	7,950	18,716	12,000	—	—	46,616
Richard H. Zay	7,950	7,950	9,156	12,000	8,652	4,378	50,086
Heidi M. Wilson	7,950	7,950	8,953	12,000	3,194	1,616	41,662
Michael W. Schaefer	7,950	7,950	6,706	13,225	5,458	2,762	44,051
____________________

(a)
In lieu of executive perquisites, we provided a cash payment. Amounts also include reimbursement by our Company for an executive medical examination for Messrs. Killingstad and Schaefer and a concierge medical service for Mr. Killingstad.

(b)
Travel expenses paid in connection with sales incentive trips where Messrs. Zay and Schaefer and Ms. Wilson, and their respective spouses, were expected to entertain high-performing sales representatives, distributors or contractors and their respective spouses or guests.

(c)
For Mr. Killingstad, amount represents the tax gross-up portion for the concierge medical service that he receives. For Messrs. Zay and Schaefer and Ms. Wilson, amounts represent the tax gross-up portion for travel expenses for the spouse or guest of each of them in connection with the business incentive trips described above.

GRANTS OF PLAN-BASED AWARDS IN 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. Chris Killingstad	2/27/2015	2/17/2015				6,764	13,528	27,056				905,970
	2/27/2015	2/17/2015							6,764			452,985
	2/27/2015	2/17/2015								44,500	66.97	906,225
			424,677	849,354	1,698,708
Thomas Paulson	2/27/2015	2/17/2015				2,093	4,186	8,372				280,336
	2/27/2015	2/17/2015							2,093			140,168
	2/27/2015	2/17/2015								13,770	66.97	280,421
			140,168	280,336	560,672
Richard H. Zay	2/27/2015	2/17/2015				1,169	2,338	4,676				156,576
	2/27/2015	2/17/2015							1,169			78,288
	2/27/2015	2/17/2015								7,690	66.97	156,604
			86,108	172,216	344,432
Heidi M. Wilson	2/27/2015	2/17/2015				1,071	2,141	4,282				143,383
	2/27/2015	2/17/2015							1,071			71,725
	2/27/2015	2/17/2015								7,044	66.97	143,448
			77,943	155,885	311,770
Michael W. Schaefer	2/27/2015	2/17/2015				934	1,868	3,736				125,100
	2/27/2015	2/17/2015							934			62,550
	2/27/2015	2/17/2015								6,143	66.97	125,100
			71,064	142,128	284,256
____________________

(1)
Under our 2015 Short-Term Incentive Plan, the threshold amount represents a minimum performance that results in a payout equal to 50% of the target award and the maximum payout is 200% of target, with no Named Executive receiving a payout in excess of $2 million.

(2)
Under our 2015-2017 Long-Term Incentive Plan, the threshold amount of performance shares represents a minimum performance that results in a payout in shares of common stock of the Company equal to 50% of the target award and the maximum payout is 200% of target.

(3)	The exercise price is based on the closing price on the last trading day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
H. Chris Killingstad	106,251	—	10.08	02/27/2019
	115,583	—	24.21	02/26/2020
	39,557	—	40.21	02/25/2021
	37,824	—	43.66	02/24/2022
	24,099	12,050	47.03	02/22/2023
	9,256	18,511	60.67	02/28/2024
	—	44,500	66.97	02/27/2025
					20,369	1,145,960
							25,624(5)	1,441,606
Thomas Paulson	48,592	—	10.08	02/27/2019
	30,304	—	24.21	02/26/2020
	10,371	—	40.21	02/25/2021
	4,728	—	43.66	02/24/2022
	6,198	3,099	47.03	02/22/2023
	2,381	4,760	60.67	02/28/2024
	—	13,770	66.97	02/27/2025
					5,593	314,662
							7,297(5)	410,529
Richard H. Zay	5,777	—	40.21	02/25/2021
	5,524	—	43.66	02/24/2022
	3,520	1,760	47.03	02/22/2023
	1,352	2,703	60.67	02/28/2024
	—	7,690	66.97	02/27/2025
					4,156	233,817
							4,105(5)	230,947
Heidi M. Wilson	6,215	—	40.21	02/25/2021
	5,943	—	43.66	02/24/2022
	3,860	1,930	47.03	02/22/2023
	1,483	2,965	60.67	02/28/2024
	—	7,044	66.97	02/27/2025
					3,251	182,901
							4,079(5)	229,485
Michael W. Schaefer	5,455	—	40.21	02/25/2021
	5,216	—	43.66	02/24/2022
	3,388	1,694	47.03	02/22/2023
	1,301	2,602	60.67	02/28/2024
	—	6,143	66.97	02/27/2025
					2,846	160,116
							3,568(5)	200,736
____________________

(1)	Stock options granted with a ten-year term become exercisable in 33.33% increments on each annual anniversary of the date of the grant.

(2)	Options vest in 33.33% increments on each annual anniversary of the date of the 2/22/2013, 2/28/2014 and 2/27/2015 grant dates.

(3)
Restricted stock awards granted on 2/22/2013 vested 100% on 2/22/2016. Restricted stock awards granted on 2/28/2014 will vest 100% on 2/28/2017. Restricted stock unit award granted to Mr. Zay on 7/29/2014 will vest 100% on 7/29/2017. Restricted stock awards granted on 2/27/2015 will vest 100% on 2/27/2018.

(4)	The 2015 LTIP awards are reflected at target.

(5)	The 2014 LTIP will vest on 12/31/2016 and the 2015 LTIP will vest on 12/31/2017 if the specified performance conditions are met.
OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
H. Chris Killingstad	—	—	20,902	1,228,596
Thomas Paulson	15,000	371,538	5,375	315,975
Richard H. Zay	—	—	3,052	179,431
Heidi M. Wilson	8,126	312,965	3,324	195,125
Michael W. Schaefer	—	—	2,917	171,258

(1) Includes the following 2013 LTIP PRSUs that vested on December 31, 2015, and settled in shares on February 26, 2016: Mr. Killingstad, 12,998; Mr. Paulson, 3,342; Mr. Zay, 1,898; Ms. Wilson, 2,082; and Mr. Schaefer, 1,827.
Non-Qualified Deferred Compensation for 2015
Two elements of Total Direct Compensation may be deferred: base salary and STIP payouts. Our Named Executives may elect to defer 0-25% of their base salary and 0-100% of their STIP payout.
The interest rate for 2015 Non-Qualified Deferred Compensation was 3.12%. This rate is based on the ten-year Treasury bond rate as of December 15, 2014, of 2.12% plus one percent.
NON-QUALIFIED DEFERRED COMPENSATION IN 2015

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
H. Chris Killingstad	—	62,724	18,742	—	673,620
Thomas Paulson	72,397(1)	18,716	5,776	—	279,389
Richard H. Zay	—	9,156	717	—	32,533
Heidi M. Wilson	80,515(2)	8,953	(9,578)	—	364,072(5)
Michael W. Schaefer	—	6,706	1,035	—	40,444
____________________

(1)	Amount represents 25% of Mr. Paulson's 2015 STIP.

(2)	Amount represents 50% of Ms. Wilson's 2015 STIP.

(3)	Also included in the All Other Compensation column of the Summary Compensation Table.

(4)
In addition to amounts reported in the Summary Compensation Table for 2015, as reflected in Footnotes 1 and 2 above, the following amounts were reported as compensation for our Named Executives in the Summary Compensation Table for prior years:

Name	Year	Salary ($)	Stock Awards (settled in cash) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)
H. Chris Killingstad	2014 2013 2012 2011 2010 2009 2008 2007 2006	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — 76	46,156 46,986 59,506 89,422 79,264 21,982 35,076 51,577 35,583
Thomas Paulson	2014 2013 2012 2011 2010 2009 2008 2007 2006	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	13,702 13,839 17,484 26,580 23,397 6,303 12,314 8,791 181
Richard H. Zay(a)	2014	—	—	—	—	5,282
Heidi M. Wilson(a)	2014	—	—	—	—	6,098
Michael W. Schaefer(b)	—	—	—	—	—	—
(a) Ms. Wilson and Mr. Zay were not Named Executives prior to 2014.
(b) Mr. Schaefer was not previously a Named Executive.

(5)
Includes deferred stock units received as a result of the deferral of a portion of Ms. Wilson's 2005 LTIP that will be settled in Common Stock when her employment terminates. Deferred funds were converted into deferred stock units at fair market value as of the date of conversion.

Potential Payments upon Termination or Change in Control
We are a party to agreements with our executive officers that together establish the terms of the employment relationship between us and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively these agreements are referred to as the “Executive Agreements” and consist of an Executive Employment Agreement and a Management Agreement. The Executive Agreements for executive officers paid in the United States were modified in 2008 in response to new interpretations and requirements under Sections 162(m) and 409A of the Internal Revenue Code. The Management Agreements were reviewed in 2011 and the Committee approved certain modifications to the terms of the Management Agreements that are described below and which became effective on January 1, 2012. Except as noted below, none of the revisions were intended to materially increase the level of benefit collectively provided to each executive or to materially change the events triggering payment of the benefits.
The Executive Agreements address various termination of employment scenarios, including an executive’s involuntary termination without cause, an executive’s voluntary termination for good reason, and an executive’s death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with us during employment or for a period of 12 months after employment ends, not to disclose our confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit our employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the Company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.
As described below, our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer’s termination of employment or a change in control of our Company.
Executive Employment Agreement
The Executive Employment Agreement describes the rights and obligations of our Company and the executive in connection with the executive’s separation from employment in situations other than following or in connection with a change in control. Under the Executive Employment Agreement:

•	Upon any termination of employment, an executive will receive any earned but unpaid base salary and STIP payments for the preceding year.

•	Upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs.

•
Upon termination by us without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year’s base salary, (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the STIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance, and (iii) benefits continuation for up to 12 months after termination.

•
The timing of the payment of the foregoing amounts is as follows: The executive is paid his or her base salary in accordance with our regular payroll practices for a period of 12 consecutive months following the date of termination. If the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2½ months of the termination date. The executive’s STIP payment is made at the normal payment date, but in no event later than 2½ months after the end of the STIP plan year. The medical, dental and group life insurance contributions will be paid for a period of up to 12 months after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.

For purposes of the Executive Employment Agreement, “cause” means (i) executive’s material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive’s dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (iv) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Executive Employment Agreement, “good reason” means the occurrence of the following without executive’s consent: (i) our material breach of the agreement, or (ii) a material diminution in the executive’s authority, duties or responsibilities other than for cause or on account of disability; provided that in either case the executive gives us notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.
Management Agreement
Recognizing the need to retain executive officers in our business if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreement provides for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreement:

•
If within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change in control severance compensation consists of (i) an amount equal to three times the executive’s annual compensation, (ii) a pro-rata payment of the executive’s STIP award for the year of termination, assuming all performance targets had been met, and (iii) an amount equal to 18 times the Company’s portion of the monthly premium cost (as of the termination date) for group medical, dental and basic life insurance coverage, to the extent the executive was covered by such plans on the termination date (pursuant to the revisions effective January 1, 2012, this cash payment is in lieu of Company-subsidized benefits continuation during the COBRA continuation period). The payments will be made in a lump sum within 2½ months after the termination date.

•
If an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change in control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2½ months after the change in control.

•	If an executive’s employment is terminated due to death or disability, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs.
Pursuant to the revisions effective January 1, 2012, our Company no longer pays severance compensation if the executive voluntarily terminates employment without good reason during the 13th month after a change in control.
For purposes of the Management Agreement, “cause” is defined more narrowly than under the Executive Employment Agreement, and means (i) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.
For purposes of the Management Agreement, “good reason” is defined more broadly than under the Executive Employment Agreement, and includes the following in addition to the factors cited in the Executive Employment Agreement: (i) the executive’s duties, responsibilities, or authority are materially diminished as compared to his or her duties, responsibilities, or authority before the change in control, for reasons other than cause or disability, including but not limited to a material reduction in the executive’s budget authority or number of direct reports or executive’s removal from any position or office held; (ii) a material reduction in the executive’s base salary or target incentive opportunity; (iii) a material reduction in the authority, duties, or responsibilities of the person to whom the executive reports; (iv) we fail to obtain assumption of the Management Agreement by any successor; (v) we require the executive to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control; or (vi) we require that the executive travel on Company business to a substantially greater degree than required immediately prior to the change in control. For good reason to exist, the executive must give us notice within 90 days of the first occurrence of the good reason condition, we must fail to remedy it within 30 days after receipt of written notice and the executive must resign within six months following the date the executive provided written notice. Pursuant to the revisions effective January 1, 2012, the good reason definition was expanded and clarified, based on peer company data provided by the compensation consultant, and the notice and remedy periods for the Management Agreement and the Executive Employment Agreement are the same.
For purposes of the Management Agreement, “annual compensation” means (i) the executive’s highest annual base salary rate, as established by our Company, in effect during the term of the Management Agreement, plus (ii) the higher of (a) the executive’s target short-term incentive plan award for the plan year that includes the termination date or (b) the average short-term incentive plan award payable to the executive by our Company for the three full plan year period ending immediately prior to the plan year that includes the termination date (or the entire period that the executive participated in the short-term incentive plan, if less than three full plan years). For this purpose, annual compensation is calculated prior to any deductions for any elective deferrals the executive may have made to a deferred compensation plan of our Company. (Prior to the revisions effective January 1, 2012, annual compensation was based on an average of taxable compensation from our Company during the executive’s five taxable years preceding the change in control.)
For purposes of the Management Agreement, “change in control” means (i) 50% or more of our directors are individuals who were not appointed by our Board to fill vacancies on the Board or were not supported by our Board for election by our shareholders or, pursuant to revisions effective January 1, 2012, were elected or appointed by our Board in connection with an actual or threatened proxy contest, (ii) 35% or more of our common stock or of the voting power of our securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the voting securities of the surviving entity are more than 50% controlled by our shareholders prior to the merger and in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of our voting securities for cash, securities or other property, unless our shareholders receive in the exchange voting securities of a parent corporation that are more than 50% owned by our shareholders prior to the exchange in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the parent corporation, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) our shareholders approve a definitive plan to liquidate or dissolve the Company, (vii) we enter into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control occurs within two years of such agreement, or (viii) a tender or exchange offer or proxy contest is commenced that results, within two years, in a change in control described in clauses (i) or (ii) above.
Change in control severance compensation under the Management Agreement, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to our Company under federal income tax laws applicable to “parachute payments.”
Our equity incentive plans allow for acceleration of stock options upon an executive’s death, disability or retirement and upon a change in control of our Company. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive’s date of death or date of termination due to disability. Upon retirement, options generally become exercisable in full and may be exercised within three months of the date of termination due to the executive’s retirement, or any such longer period as the Committee administering the plan may permit. For purposes of our equity compensation plans, “retirement” is generally defined as termination on or after age 55, provided that the executive has been employed by us or our affiliates for at least ten years, or termination of employment on or after age 62, provided, under certain plans, that the executive has given us at least six months’ prior written notice of such termination. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.
The plans generally allow for a pro-rata portion of any restricted stock units to be paid out upon an executive’s death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period. Upon a change in control, restricted stock units will immediately vest and be paid in full.

A pro-rata share of restricted stock is generally payable upon the executive’s death, disability or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares. Upon a change in control, restricted stock will immediately vest in full.
Assuming that a termination event or change in control occurred on December 31, 2015, the total compensation that would have been payable pursuant to the Executive Agreements, including the revisions to the Management Agreement effective January 1, 2012, to each Named Executive who was employed by us on such date is:

PAYMENTS DUE UPON TERMINATION WITHOUT CAUSE
OR TERMINATION FOR GOOD REASON

Name	Base Salary ($)	STIP ($)	Benefits ($)	Total ($)
H. Chris Killingstad	707,795	877,383	9,866	1,595,044
Thomas Paulson	400,480	289,587	9,866	699,933
Richard H. Zay	313,120	183,066	14,278	510,464
Heidi M. Wilson	311,771	161,030	9,866	482,667
Michael W. Schaefer	284,255	146,818	14,278	445,351

PAYMENTS DUE UPON TERMINATION WITHIN
THREE YEARS OF THE CHANGE IN CONTROL EVENT(1)

Name	Average Annual Compensation ($)	STIP Target ($)	Benefits ($)	Total ($)
H. Chris Killingstad	4,671,448	849,354	14,799	5,535,601
Thomas Paulson	2,042,448	280,336	14,799	2,337,583
Richard H. Zay	1,456,008	172,216	21,417	1,649,641
Heidi M. Wilson	1,402,968	155,885	14,799	1,573,652
Michael W. Schaefer	1,279,148	142,128	21,417	1,442,693
____________________

(1)
Named Executives would also have accelerated vesting of unvested restricted stock and stock options. Refer to the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability or Retirement table directly below.

ADDITIONAL POTENTIAL BENEFITS UPON CHANGE IN CONTROL
OR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

Name	Value of Accelerated Equity Awards under Change in Control ($)(1)	Value of Accelerated Equity Awards upon Death, Disability or Retirement ($)(1)
H. Chris Killingstad	2,698,788	1,538,086
Thomas Paulson	753,795	414,442
Richard H. Zay	481,009	261,049
Heidi M. Wilson	430,200	245,740
Michael W. Schaefer	376,487	215,281
____________________
(1) Amounts reflect the acceleration of restricted stock and restricted stock unit awards, as well as stock options outstanding as of December 31, 2015.
ITEM 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
At our 2011 Annual Meeting of Shareholders, we conducted a non-binding advisory vote regarding the frequency with which we would conduct future non-binding advisory votes on the compensation of our Named Executives, as required by Section 14A of the Exchange Act. At the meeting, shareholders expressed their preference for an annual non-binding advisory vote on executive compensation every year until the next vote with respect to frequency, which will be no later than the Company’s Annual Meeting of Shareholders in 2017, and, consistent with that preference, our Board of Directors determined that we will conduct such votes on an annual basis.
Tennant’s guiding compensation philosophy is to maintain programs that will attract, retain, motivate and reward high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return. Our Compensation Committee bases its executive compensation decisions on the following core objectives:

•	Align executive compensation with the short-term and long-term goals of our Company and our shareholders;

•	Correlate compensation with Company performance; and

•	Provide a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies.
We believe that our Company’s long-standing executive compensation programs have been effective at motivating the achievement of strong results even during challenging economic times, creating a relationship between pay and performance and aligning the interests of executive officers with those of our shareholders while discouraging risk-taking behavior that would be likely to have a material adverse effect on our Company.
Compensation actions taken in fiscal 2015 for our Named Executives featured:

•	Base salary increases consistent with entire employee population or to remain competitive within the market for the applicable level of responsibility;

•
Increased target payout as a percentage of base salary for the Named Executives for the 2015 STIP and 2015-2017 LTIP in order to remain within the competitive target compensation range of our comparator group;

•	Lowered the cap on STIP payout levels from 300% to 200%;

•
Changed the PRSU metric such that rather than basing the variable payout solely using Incentive ROIC as the metric, it now requires that a minimum three-year average ROIC threshold be met in order to be eligible for a payout based on a three-year Average Organic Revenue target. Adding the three-year Annual Organic

Revenue target aligns with our strategic sales growth goals while maintaining a threshold for Incentive ROIC; and

•
Changed our executive officer and director stock ownership guidelines to (i) increase the ownership level for the Named Executives, other than our CEO, from one times annual base salary to two times annual base salary and (ii) excluding potential gains from unvested options when calculating stock ownership levels.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” and associated compensation tables for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and objectives.
Our Company is presenting shareholders with the opportunity to submit an advisory approval on our executive compensation program for our Named Executives by voting on the following resolution:
“RESOLVED, that the shareholders of Tennant Company approve, on an advisory basis, the compensation paid to the Company’s Named Executives as disclosed in the “Compensation Discussion and Analysis” section, and compensation tables and narrative discussion contained in the “Executive Compensation Information” section in this Proxy Statement.”
This advisory approval will not be binding on our Compensation Committee or our Board. However, they will carefully consider the outcome of the vote. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and consider them in making future decisions about executive compensation arrangements.
Our Board of Directors, upon recommendation of our Compensation Committee, recommends a vote FOR the advisory resolution approving the compensation of our Company’s Named Executives.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2015.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	1,197,243	$39.69	1,078,271
Equity compensation plans not approved by security holders	—	—	—
Total	1,197,243	$39.69	1,078,271
____________________

(1)
Amount includes outstanding awards under the 1997 Non-Employee Director Stock Option Plan, the 1999 Stock Incentive Plan, the 2007 Stock Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan, each as amended (the “Plans”). Amount includes shares of Common Stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes shares of Common Stock that may be paid in cash upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes shares of Common Stock that may be issued upon settlement of restricted stock units and deferred stock units (phantom stock) under the Plans. Stock appreciation rights, restricted stock units and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the number of shares that could be issued upon a complete distribution of all outstanding stock options and stock appreciation rights (1,018,958) and restricted stock units and deferred stock units (178,285).

(2)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.
OTHER INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 8, 2016, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of March 8, 2016) by:

•	Beneficial owners of more than 5% of our Common Stock;

•	Ownership by directors and director nominees;

•	Ownership by the Named Executives as listed in the Summary Compensation Table; and

•	Ownership by all current directors and executive officers as a group.
Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	1,698,684 shares in aggregate. BlackRock has sole voting power for 1,658,358 shares, shared voting power for 0 shares, sole investment authority for 1,698,684 shares and shared investment authority for 0 shares. (2)(3)	9.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,459,529 shares in aggregate. Vanguard Group has sole voting power for 39,100 shares, shared voting power for 1,600 shares, sole investment authority for 1,419,929 shares and shared investment authority for 39,600 shares.(2)(4)	8.2%
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	1,353,217 shares in aggregate. Neuberger Berman has sole voting power for 0 shares, shared voting power for 1,353,217 shares, sole investment authority for 0 shares and shared investment authority for 1,353,217 shares.(2)(5)	7.6%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,321,633 shares in aggregate. Royce & Associates has sole voting power for 1,321,633 shares, shared voting power for 0 shares, sole investment authority for 1,321,633 shares and shared investment authority for 0 shares.(2)(6)	7.5%
ClearBridge Investments, LLC 620 - 8th Avenue New York, NY 10018	970,449 shares in aggregate. ClearBridge has sole voting for 970,449 shares, shared voting power for 0 shares, sole investment authority for 970,449 shares and shared investment authority for 0 shares.(2)(7)	5.5%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
H. Chris Killingstad	505,758 shares(8)(9)	2.8%
Thomas Paulson	142,508 shares(8)(10)	*
Richard H. Zay	36,742 shares(11)	*
Heidi M. Wilson	48,050 shares(8)(12)	*
Michael W. Schaefer	31,546 shares(8)(13)	*
Azita Arvani	8,808 shares(14)	*
William F. Austen	30,004 shares(15)	*
Carol S. Eicher	21,882 shares(16)	*
James T. Hale	52,713 shares(17)	*
David Mathieson	0 shares	*
Donal L. Mulligan	17,213 shares(18)	*
Stephen G. Shank	56,231 shares(19)	*
Steven A. Sonnenberg	28,758 shares(20)	*
David S. Wichmann	18,361 shares(21)	*
David Windley	182 shares	*
All directors and current executive officers as a group (18 persons)	1,024,211 shares(8)(22)	5.6%
_____________________

(1)	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

(2)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2015.

(3)
BlackRock, Inc., the parent holding company, reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our Common Stock. No one person’s interest in our Common Stock is more than 5% of the total outstanding shares of Common Stock.

(4)
38,000 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Fiduciary Trust Company, its wholly-owned subsidiary, as the investment manager of collective trust accounts for which it directs the voting of the shares. 2,700 of the shares over which The Vanguard Group, Inc. has sole voting power are beneficially owned by Vanguard Investments Australia, Ltd., its wholly-owned subsidiary, as the investment manager of Australian investment offerings.

(5)
Neuberger Berman Group LLC is affiliated with Neuberger Berman Investment Advisers LLC and Neuberger Equity Funds. Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC's various registered mutual funds which hold the shares. Of the shares listed in the table, Neuberger Berman Group LLC and Neuberger Berman LLC each have sole voting power for 0 shares, shared voting power for 1,353,217 shares, sole investment authority for 0 shares and shared investment authority for 1,353,217 shares; and Neuberger Equity Funds has sole voting power for 0 shares, shared voting power for 1,037,002 shares, sole investment authority for 0 shares and shared investment authority for 1,037,002 shares.

(6)
Includes various accounts managed by Royce & Associates, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our Common Stock.

(7)
Includes various accounts managed by ClearBridge Investments, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our Common Stock.

(8)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.

(9)	Includes 368,709 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Killingstad.

(10)	Includes 112,643 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Paulson.

(11)	Includes 21,848 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Zay.

(12)
Includes 23,261 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Wilson. Also includes 1,077 deferred stock units which are fully vested and convertible into shares of Common Stock of the Company upon leaving the Company.

(13)	Includes 20,403 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Schaefer.

(14)	Includes 5,694 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Arvani.

(15)	Includes 17,258 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Austen.

(16)	Includes 14,217 shares covered by currently exercisable options or options exercisable within 60 days, granted to Ms. Eicher.

(17)	Includes 16,820 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Hale. Also includes 2,735 shares held in Mr. Hale's trust.

(18)	Includes 11,549 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mulligan.

(19)	Includes 16,820 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Shank.

(20)	Includes 16,820 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Sonnenberg.

(21)	Includes 12,205 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Wichmann.

(22)
Includes 666,516 shares covered by currently exercisable options or options exercisable within 60 days, granted to executive officers (including Named Executives) and directors of our Company. Also includes 2,735 shares held in Mr. Hale's trust and 1,077 deferred stock units of Ms. Wilson which are convertible into shares of Common Stock of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2015.

Related-Person Transaction Approval Policy
Our Board adopted a written related-person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of certain related-person transactions. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company or an executive is a participant and in which a related person has a direct or indirect interest, but exempts the following:

•
Payment of compensation by our Company to a related person for the related person’s service to our Company in the capacity or capacities that give rise to the person’s status as a “related person” (provided such compensation was approved by the Board or a Committee of the Board, if such approval was required);

•	Transactions available to all employees or all shareholders of our Company on the same terms; and

•	Transactions which, when aggregated with the amount of all other transactions between the related person and our Company, involve less than $120,000 in a fiscal year.
Our Board must approve any related-person transaction subject to this policy before commencement of the related-person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to our Board for ratification. The Board will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to our Company;

•	Whether the transaction is material to our Company;

•	The role the related person has played in arranging the related-person transaction;

•	The structure of the related-person transaction; and

•	The interests of all related persons in the related-person transaction.
Our Board may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon our Company and the related person taking such precautionary actions as our Board deems appropriate.
Political Contribution Policy
Upon recommendation of the Governance Committee, our Board adopted a written Political Contributions and Public Policy Activities policy, which provides that:

•	the Company and its subsidiaries abide by laws governing Political Contributions and related activities;

•	the Company generally will not make direct Political Contributions;

•	if the Company wants to make direct Political Contributions, it must get advance approval from the Governance Committee; and

•	employees are forbidden from using Company property for political or public policy activities.
The policy is not intended to prohibit the Company from participating in trade associations, professional societies, industry groups and other tax-exempt organizations that represent the industries and business communities in which the Company operates.
Shareholder Proposals
Shareholder proposals intended to be presented at the 2017 Annual Meeting should be sent to our Corporate Secretary at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, MN 55440-1452. Proposals must be received on or before November 15, 2016, to be eligible for inclusion in our Proxy Statement and form of Proxy relating to that meeting.
Shareholder proposals intended to be presented at the 2017 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 27, 2017. Proxies solicited by our Board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.
See Director Nomination Process for information and requirements on how to nominate a director or recommend a potential director candidate for consideration by our Governance Committee.

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. CDT Wednesday, April 27, 2016 Golden Valley Country Club 7001 Golden Valley Road Golden Valley, MN 55427

Driving Directions:

FROM THE WEST:
Highway 55 East to Winnetka Avenue (stoplight). Left on Winnetka to Golden Valley Road. Right on Golden Valley Road for approximately one mile. Entrance to clubhouse on the right, just after the railroad tracks.

FROM THE EAST:
Downtown
Interstate 394 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE SOUTH:
Interstate 494 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE NORTH:
Highway 100 South to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

TENNANT COMPANY
ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2016, 10:30 A.M.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas Paulson and Heidi M. Wilson, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on February 26, 2016, at the Annual Meeting of Shareholders to be held on April 27, 2016, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Tennant Company Retirement Savings Plan (090984) (“Plan”). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 22, 2016, the undersigned will be treated as directing the Plan’s Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side. See reverse for voting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Tennant Company in mailing proxy materials, you can consent to receiving all shareholder communications, including future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TENNANT COMPANY 701 NORTH LILAC DRIVE P.O. BOX 1452 MINNEAPOLIS, MN 55440-1452
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENNANT COMPANY
The Board of Directors recommends a vote FOR all nominees listed.
Vote On Directors

	1.	Election of Directors, such that the total number of directors is nine Nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominees(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		01)	William F. Austen
		02)	H. Chris Killingstad
		03)	David Windley
If elected, Messrs. Austen, Killingstad and Windley will serve for a term of three years.

Vote On Proposals
The Board of Directors recommends you vote FOR the following proposals:
							For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016.						☐	☐	☐

3.	Advisory approval of executive compensation.						☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date	Signature (Joint Owners)			Date